Exhibit 4.1

EXECUTION COPY

INDENTURE

Dated as of September 26, 2024

Among

UNIVERSAL HEALTH SERVICES, INC.

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

and

JPMORGAN CHASE BANK, N.A.

as Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.02
(c)	13.02
313(a)	7.06
(b)(1)	13.17
(b)(2)	7.06; 7.07
(c)	7.06; 13.01
(d)	7.06
314(a)	4.03
(b)	13.17
(c)(1)	13.03	(1)
(c)(2)	13.03	(2)
(c)(3)	N.A.
(d)	11.05, 13.17
(e)	N.A.
(f)	13.04
315(a)	7.01	(b)
(b)	7.05, 13.01
(c)	7.01	(a)
(d)	7.01	(c)
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.14
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	13.17
(b)	N.A.
(c)	13.17

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

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Exhibit A Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of September 26, 2024, among Universal Health Services, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto, U.S. Bank Trust Company, National Association, as Trustee, and JPMorgan Chase Bank, N.A., as Collateral Agent.

W I T N E S S E T H

WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Additional First Lien Obligations” means Obligations in respect of any Indebtedness incurred after the date hereof that is secured by a Lien on the Common Collateral pursuant to the applicable First Lien Security Documents, which Lien is permitted to be incurred under this Indenture, the Security Documents and all other then-existing First Lien Security Documents.

“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto.

“Additional Indebtedness” means Indebtedness of the Issuer for borrowed money (excluding Indebtedness under the Senior Credit Facility, any First Lien Obligations or any Junior Lien Obligations) under any debt securities or term loans broadly syndicated to institutional investors in a principal amount in excess of $50.0 million.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Custodian or Paying Agent.

“Applicable Authorized Representative” means, (1) with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Senior Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date (as defined in the Security Agreement), the administrative agent under the Senior Credit Facility and (ii) from and after the earlier of (x) the Discharge of Senior Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative and (2) with respect to any Collateral that is not Common Collateral, the Authorized Representative of the Series of First Lien Obligations that is secured by such Collateral.

For the avoidance of doubt, with respect to actions with respect to Collateral that is not Common Collateral, (a) the Authorized Representative of the Series of First Lien Obligations secured by such Collateral shall have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral that is not Common Collateral, (b) the Collateral Agent shall not follow any instructions with respect to such Collateral that is not Common Collateral from any Person (other than such Authorized Representative), and (c) no Authorized Representative (other than the Authorized Representative of the Series of First Lien Obligations secured by such Collateral) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral that is not Common Collateral.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Authorized Representative” means:

(1) in the case of any Senior Credit Facility Obligations or the Credit Agreement Secured Parties (as defined in the Security Agreement), the administrative agent under the Senior Credit Facility,

(2) in the case of the Existing 2026 Notes Obligations, the Existing 2030 Notes Obligations and the Existing 2032 Notes Obligations or the holders of the Existing 2026 Notes, the holders of the Existing 2030 Notes and the holders of the Existing 2032 Notes, U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A.), as trustee for the holders of the Existing 2026 Notes, the holders of the Existing 2030 Notes and the holders of the Existing 2032 Notes, respectively,

(3) in the case of the Notes Obligations or the Holders with respect to a particular series of Notes, the Trustee, and

(4) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the Security Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation or the executive committee of the Board of Directors;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer or pursuant to authorization by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification (and delivered to the Trustee, if appropriate).

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all property and assets of the Issuer or any Secured Guarantor, whether currently owned or thereafter acquired, in which Liens are, from time to time, granted or purported to be granted to secure the Notes of any series and the applicable Guarantees pursuant to this Indenture and the Security Documents.

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the lenders and other secured parties under the Senior Credit Facility, this Indenture and the other First Lien Documents, together with its successors and permitted assigns exercising substantially the same rights and powers; and, in each case; provided that if such Collateral Agent is not JPMorgan Chase Bank, N.A., such Collateral Agent shall have become a party to the Security Agreement, any intercreditor agreement with respect to Junior Lien Obligations and the other applicable First Lien Security Documents.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such Authorized Representative) hold a valid security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid security interest in such Collateral at such time.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1) if the Issuer or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period, the Issuer or any Restricted Subsidiary will have disposed of any assets or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Issuer or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a) Consolidated Interest Expense; plus

(b) Consolidated Income Taxes; plus

(c) consolidated depreciation expense; plus

(d) consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other, or Topic 360, Property, Plant and Equipment; plus

(e) other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment; provided that the Issuer is permitted to add back non-cash charges representing an accrual or reserve relating to any legal, administrative or governmental claim, litigation, investigation or proceedings, even if cash charges may be anticipated in any future period, so long as adding back such non-cash charges is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports) and non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(f) any extraordinary, non-recurring or unusual cash expenses or losses, including, without limitation, severance costs, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans, in each case so long as adding back such expenses or losses is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports; plus

(g) any non-recurring fees, charges or expenses paid in connection with the issuance of the Notes of a particular series within 180 days of the issue date of the Notes of a particular series that were deducted in computing Consolidated Net Income;

(2) decreased (without duplication) by the following items to the extent included in calculating such Consolidated Net Income:

(a) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period), plus

(b) any extraordinary, non-recurring or unusual cash gains or income so long as deducting such gains or income is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports; and

(3) increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

(a) any unrealized net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging;

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

(c) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3) non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6) costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7) interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Guarantors payable to a party other than the Issuer or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9) Receivables Fees; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Issuer or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Issuer and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Issuer. Notwithstanding anything to the contrary contained herein, without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Issuer or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a) subject to the limitations contained in clauses (3) through (7) below, the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or a Restricted Subsidiary;

(2) any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary that is a Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a) subject to the limitations contained in clauses (3) through (7) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Issuer or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Issuer;

(4) any income or loss from discontinued operations and any gain or loss on disposal of discontinued operations;

(5) any income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(6) any extraordinary gain or loss;

(7) any net income (loss) included in the consolidated statement of operations as noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation; and

(8) the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of such Person (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.

“Convertible Notes” means Indebtedness of the Issuer that is optionally convertible into Common Stock of the Issuer (and/or cash based on the value of such Common Stock) and/or Indebtedness of a Subsidiary of the Issuer that is optionally exchangeable for Common Stock of the Issuer (and/or cash based on the value of such Common Stock).

“Corporate Trust Office of the Trustee” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office as of the date hereof (i) solely for purposes of surrender for registration of transfer or exchange or for presentation for payment or repurchase or for conversion is located at 111 Fillmore Avenue, St. Paul, MN 55017, Attention: Global Corporate Trust Services—Universal Health Services, Inc., and (ii) for all other purposes is located at 50 S. 16th St. Suite 2000, Philadelphia, PA 19102, Attention: Global Corporate Trust Services – Universal Health Services, Inc., or such other address as to which the Trustee may give notice to the Holders and the Issuer from time to time.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility and any Qualified Receivables Transaction, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders and whether or not the original administrative agent, lenders, trustees or other agents are parties thereto and whether provided under the original Senior Credit Facility, the Existing Receivables Facility or any other credit agreement or indenture.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge of Senior Credit Facility Obligations” means, with respect to any Common Collateral, the date on which the Senior Credit Facility Obligations are no longer secured by such Common Collateral; provided that the Discharge of Senior Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such Senior Credit Facility Obligations with additional First Lien Obligations secured by such Common Collateral under an agreement relating to Additional First Lien Obligations which has been designated in writing by the administrative agent under such refinancing Senior Credit Facility to the Collateral Agent and each other Authorized Representative as the Senior Credit Facility for purposes of the Security Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“DTC” means the Depository Trust Company.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing 2026 Notes” means the $700.0 million aggregate principal amount of 1.65% senior secured notes due 2026 issued by the Issuer and outstanding and any Additional Notes (as defined in the Existing 2026/2032 Notes Indenture) issued with respect to the initial 1.65% senior secured notes due 2026.

“Existing 2026 Notes Obligations” means Obligations in respect of the Existing 2026 Notes, the Existing 2026/2032 Notes Indenture or the Security Documents as they relate to the Existing 2026 Notes.

“Existing 2026 Notes Secured Parties” means, at any relevant time, the holders of Existing 2026 Notes Obligations at such time, including without limitation U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A.), as trustee for the holders of the Existing 2026 Notes, the registrar, paying agent and transfer agent, and the holders of Existing 2026 Notes (including the holders of any Additional Notes (as defined in the Existing 2026/2032 Notes Indenture) subsequently issued under and in compliance with the terms of the Existing 2026/2032 Notes Indenture).

“Existing 2026/2032 Notes Indenture” means the indenture, dated as of August 24, 2021, among the Issuer, the Guarantors, U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A.), as trustee, and JPMorgan Chase Bank, N.A. as collateral agent, as it relates to the Existing 2026 Notes or the Existing 2032 Notes, as applicable (as amended and/or supplemented from time to time).

“Existing 2030 Notes” means the $800.0 million aggregate principal amount of 2.65% senior secured notes due 2030 issued by the Issuer and outstanding and any Additional Notes (as defined in the Existing 2030 Notes Indenture) issued with respect to the initial 2.65% senior secured notes due 2030.

“Existing 2030 Notes Indenture” means the indenture, dated as of September 21, 2020, among the Issuer, the Guarantors, U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A.), as trustee, and JPMorgan Chase Bank, N.A. as collateral agent, as it relates to the Existing 2030 Notes (as amended and/or supplemented from time to time).

“Existing 2030 Notes Obligations” means Obligations in respect of the Existing 2030 Notes, the Existing 2030 Notes Indenture or the Security Documents as they relate to the Existing 2030 Notes.

“Existing 2030 Notes Secured Parties” means, at any relevant time, the holders of Existing 2030 Notes Obligations at such time, including without limitation U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A.), as trustee for the holders of the Existing 2030 Notes, the registrar, paying agent and transfer agent, and the holders of Existing 2030 Notes (including the holders of any Additional Notes (as defined in the Existing 2030 Notes Indenture) subsequently issued under and in compliance with the terms of the Existing 2030 Notes Indenture).

“Existing 2032 Notes” means the $500.0 million aggregate principal amount of 2.650% senior secured notes due 2032 issued by the Issuer and outstanding and any Additional Notes (as defined in the Existing 2026/2032 Notes Indenture) issued with respect to the initial 2.650% senior secured notes due 2032.

“Existing 2032 Notes Obligations” means Obligations in respect of the Existing 2032 Notes, the Existing 2026/2032 Notes Indenture or the Security Documents as they relate to the Existing 2032 Notes.

“Existing 2032 Notes Secured Parties” means, at any relevant time, the holders of Existing 2032 Notes Obligations at such time, including without limitation U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A.), as trustee for the holders of the Existing 2032 Notes, the registrar, paying agent and transfer agent, and the holders of Existing 2032 Notes (including the holders of any Additional Notes (as defined in the Existing 2026/2032 Notes Indenture) subsequently issued under and in compliance with the terms of the Existing 2026/2032 Notes Indenture).

“Existing Receivables Facility” means the receivables facility governed by (a) the Amended and Restated Credit and Security Agreement, dated as of October 27, 2010 (as amended, amended and restated, modified, renewed or replaced from time to time), among the borrowers identified therein, UHS Receivables Corp., as Collection Agent, UHS of Delaware, Inc., as Servicer, Universal Health Services, Inc., as Performance Guarantor, PNC Bank, National Association, as LC Bank and Administrative Agent, and the certain other parties thereto and (b) each of the Receivables Sale Agreements referred to in such Amended and Restated Credit and Security Agreement, between the respective Grantors and “Buyers” specified therein, in each case, as the same may be amended or otherwise modified from time to time.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Chief Executive Officer and the Chief Financial Officer of the Issuer in good faith; provided that if the fair market value exceeds $50.0 million, such determination shall be made by the Board of Directors of the Issuer or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, this Indenture and the First Lien Security Documents.

“First Lien Obligations” means, collectively, (a) all Senior Credit Facility Obligations, (b) if applicable to a particular series of Notes, the Notes Obligations with respect to such Notes, (c) the Existing 2026 Notes Obligations, (d) the Existing 2030 Notes Obligations, (e) the Existing 2032 Notes Obligations, and (f) any Additional First Lien Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties (as defined in the Security Agreement), (b) if applicable to a particular series of Notes, the Notes Secured Parties, (c) the Existing 2026 Notes Secured Parties, (d) the Existing 2030 Notes Secured Parties, (e) the Existing 2032 Notes Secured Parties, and (f) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Funded Debt” means any Indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would, in accordance with generally accepted accounting principles, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“GAAP” means generally accepted accounting principles in the United States on the date of issuance of the Notes of a particular series.

“Global Note” means a Note issued to evidence all or a part of any series of Notes that is executed by the Issuer and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary’s instructions, all in accordance with this Indenture and pursuant to Section 2.01, which shall be registered as to principal and interest in the name of such Depositary or its nominee.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture in respect of any series of Notes.

“Guarantor” means from and after the date that any series of Notes is guaranteed in accordance with Article 10 of this Indenture (a) the entities listed on Schedule 1 hereto, except as provided below and (b) each entity that subsequently becomes a guarantor at such time as any series of Notes is so guaranteed or otherwise in accordance with this Indenture. In the event that any such entity or Guarantor sells or disposes of all or substantially all of its assets, or in the event that the Issuer or any Subsidiary of the Issuer sells or disposes of all of the equity interests in an entity or Guarantor, by way of merger, consolidation or otherwise, in each case in accordance with the terms and conditions hereof, then such entity or Guarantor will be released and relieved of any obligations under this Indenture or its Guarantee.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and

(10) to the extent not otherwise included in this definition, the amount of Obligations outstanding under the legal documents entered into as part of a Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest. In addition, for the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge or a Permitted Warrant shall not be deemed to be “Indebtedness.”

“Indenture” means this Indenture, as amended or supplemented from time to time.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issuer” means Universal Health Services, Inc. or any successor obligor to such Person’s obligations under this Indenture and the Notes pursuant to Article 5.

“Junior Lien Obligations” means the Obligations with respect to Indebtedness permitted to be incurred under this Indenture which by its terms is or will be secured on a basis junior to the Liens securing the Notes of any series pursuant to an intercreditor agreement; provided such Liens are permitted to be incurred under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” means the Authorized Representative of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations, other than the Senior Credit Facility Obligations, with respect to the Common Collateral.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means mortgages, liens, pledges or other encumbrances.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Common Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Common Collateral.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Issuer or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Notes” means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” with respect to any series shall also include any additional Notes of such series that may be issued under a supplemental indenture and Notes of such series to be issued or authenticated upon transfer, replacement or exchange of Notes of such series.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture or the Security Documents.

“Notes Secured Parties” means, at any relevant time, the holders of Notes Obligations of the applicable series at such time, including without limitation the Trustee, the registrar, paying agent and transfer agent, and the Holders (including the Holders of any additional Notes of such series subsequently issued under and in compliance with the terms of the Indenture).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties arising under any Indebtedness, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer or on behalf of a Guarantor by two Officers of such Guarantor, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Bond Hedge” means any call options or capped call options referencing the Issuer’s Common Stock purchased by the Issuer concurrently with the issuance of Convertible Notes to hedge the Issuer’s or any Subsidiary issuer’s obligations under such Indebtedness.

“Permitted Liens” means, with respect to any Person:

(1) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Subsidiaries, as the case may be, in conformity with GAAP;

(2) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(3) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(4) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(5) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

(6) Liens in existence on the issue date of the Notes of the particular series (other than Liens described in clauses (7), (8) and (10) of this definition);

(7) prior to the Collateral Release Date (if applicable to the particular series of Notes), Liens in existence on the issue date of the Notes of such series securing Indebtedness permitted by the Senior Credit Facility; provided that no such Lien is spread to cover any additional property after the issue date of the Notes of such series and that the amount of Indebtedness secured thereby is not increased;

(8) prior to the Collateral Release Date (if applicable to the particular series of Notes), Liens created pursuant to the Security Documents (including, for the avoidance of doubt, Liens securing the Senior Credit Facility, the Notes, the Existing 2026 Notes, the Existing 2030 Notes and the Existing 2032 Notes);

(9) any interest or title of a lessor under any lease entered into by the Issuer or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(10) prior to the Collateral Release Date (if applicable to the particular series of Notes), Liens arising out of the Existing Receivables Facility and any future Qualified Receivables Transaction (including any Receivables Financing); provided that the aggregate outstanding amount of the purchase price or loan from the lenders or investors under the Existing Receivables Facility and all other Qualified Receivables Transactions (including any Receivables Financing) shall not at any time exceed the greater of (i) $600.0 million and (ii) 50% of accounts receivable, net, as shown on the Issuer’s most recent consolidated balance sheet for which internal financial statements for the Issuer are available plus the allowance for doubtful accounts with respect to such accounts receivable, as set forth in the footnotes to such financial statements;

(11) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

(12) any Lien existing on any asset prior to the acquisition thereof by the Issuer or a Subsidiary and not created in contemplation of such acquisition;

(13) any Lien securing Indebtedness incurred to refinance, replace, renew or refund amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (6), (7), (8), (11), (12) and (13) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder; and

(14) prior to the Collateral Release Date (if applicable to the particular series of Notes), Liens not otherwise permitted by this section so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Issuer and all Subsidiaries) $350.0 million at any one time.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Warrant” means any call option in respect of the Issuer’s Common Stock sold by the Issuer concurrently with the issuance of Convertible Notes.

“Person” means any individual, corporation, limited liability Issuer, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any equity interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means any property, plant, equipment or facility of the Issuer or any of its Restricted Subsidiaries, except that any property, plant, equipment or facility of the Issuer or any of its Restricted Subsidiaries which does not equal or exceed 3% of the Issuer’s Consolidated Net Tangible Assets shall not constitute a Principal Property of the Issuer unless its Board of Directors or its management deems it to be material to the Issuer and its Restricted Subsidiaries, taken as a whole. Accounts receivable, inventory and Equity Interests of the Issuer or any of its Restricted Subsidiaries are not “Principal Property”; provided, however, that individual items of property, plant, equipment or individual facilities of the Issuer or any of its Restricted Subsidiaries shall not be combined in determining whether that property, plant, equipment or facility constitutes a Principal Property of the Issuer, whether or not they are the subject of the same transaction or series of transactions.

“Prospectus” means the prospectus included in the Issuer’s registration statement on Form S-3 (File No. 333-282135), dated September 16, 2024, as supplemented by any prospectus supplement relating to the sale of Notes of any series.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables

(whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets that are customarily transferred (including, without limitation, assets of the type transferred pursuant to the Existing Receivables Facility) or in respect of which security interests are customarily granted, in connection with asset securitizations involving Receivables.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivable” means all indebtedness and other obligations owed to the Issuer or a Secured Guarantor (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or rendering of services by the Issuer or such Secured Guarantor (including any Account (as defined in the New York UCC)) including, without limitation, the obligation to pay any finance charges or similar amounts with respect thereto.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Receivables Financing” means the Existing Receivables Facility and any future financing arrangement among the Issuer, certain Subsidiaries of the Issuer, including Receivables Subsidiaries, and certain other parties pursuant to which Subsidiaries of the Issuer will sell substantially all of their accounts receivable from time to time to Receivables Subsidiaries, which will, in turn, sell or pledge such receivables to certain third-party lenders or investors for a purchase price or loan from such lenders or investors, as applicable.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Qualified Receivables Transactions, and in each case engages only in activities reasonably related or incidental thereto.

“Record Date” means the applicable record date for interest payable on any applicable interest payment date in respect of any series of Notes.

“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the corporate trust department of the Trustee or applicable department of the Collateral Agent having direct responsibility for the administration of this Indenture, or any other officer who customarily performs functions similar to those performed by the Person at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries for a period of more than three years of any Principal Property, which property is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Guarantor” means each Guarantor which has granted a security interest pursuant to the Security Documents to secure such Guarantor’s Guarantee of the Notes of any series and the applicable Notes Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that certain Amended and Restated Collateral Agreement, dated as of August 7, 2014, by and among the Issuer, the subsidiary grantors named therein, the Collateral Agent and the Authorized Representatives, as supplemented by (i) the Additional Authorized Representative Joinders, dated as of June 3, 2016, September 21, 2020 and August 24, 2021, respectively, and (ii) the Assumption Agreements, dated as of June 1, 2016, October 22, 2018, September 18, 2020, August 24, 2021 and June 23, 2022, respectively, and as the same may be further amended, restated or modified from time to time.

“Security Documents” means, collectively, the Security Agreement, any intercreditor agreement related to the Junior Lien Obligations, other security agreements relating to the Collateral and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the date hereof (as applicable) and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facility” means the senior credit agreement dated as of November 15, 2010 and as amended on March 15, 2011, September 21, 2012, May 16, 2013, August 7, 2014, June 7, 2016, October 23, 2018, August 24, 2021, June 23, 2022, and September 26, 2024, among the Issuer, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements (which may occur after the termination of such senior credit agreement), refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace (which replacement may occur after the termination of such senior credit agreement or other facility), refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Senior Credit Facility Obligations” means “Obligations” as defined in the Senior Credit Facility.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Existing 2026 Notes Secured Parties, (iii) the Existing 2030 Notes Secured Parties, (iv) the Existing 2032 Notes Secured Parties, (v) the Holders and the Trustee (in its capacity as such) and (vi) the Additional First Lien Secured Parties that become subject to the Security Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Senior Credit Facility Obligations, (ii) the Existing 2026 Notes Obligations, (iii) the Existing 2030 Notes Obligations, (iv) the Existing 2032 Notes Obligations, (v) if applicable to a particular series of Notes, the Notes Obligations with respect to such Notes and (vi) Additional First Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Security Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the issue date of the Notes of a particular series.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary that are reasonably customary in securitization of Qualified Receivables Transaction.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time.

“total assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means U.S. Bank Trust Company, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries;

(4) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer, certified by the Secretary or an Assistant Secretary of the Issuer, giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

(1) the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Coverage Ratio of at least 2.00 to 1.00; or

(2) the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

“Unsecured Guarantors” means each of the Guarantors other than the Secured Guarantors.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02(c)
“Collateral Release Date”	4.12
“Covenant Defeasance”	8.03
“Event of Default”	6.01(a)
“Expiration Date”	1.05(j)
“Indemnitee”	7.07(b)
“Investment Grade Rating Event”	4.12
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“Registrar”	2.03(a)
“Successor Person”	5.01(a)(1)

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) “including” means including without limitation;

(9) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

Section 1.04 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may, in circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders of any series of Notes entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes of such series, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 13.01.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders of any series of Notes entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy referred to in Section 6.06(2). If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes of such series or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 13.01.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders of the Notes of such series; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes of the applicable series in the manner set forth in Section 13.01, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01 Unlimited in Amount, Issuable in Series, Form and Dating.

(a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series.

(b) There shall be established in or pursuant to a Board Resolution or an Officers’ Certificate pursuant to authority granted under a Board Resolution or established in one or more indentures supplemental hereto authorized by a Board Resolution, prior to the issuance of Notes of any series:

(1) the title of the Notes of such series, whether the Notes rank as senior Notes, senior subordinated Notes or subordinated Notes, or any combination thereof;

(2) the price or prices (expressed as a percentage of the principal amount thereof) at which the Notes of such series will be issued;

(3) the aggregate principal amount of the Notes of such series and any limit upon the aggregate principal amount of the Notes of such series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to this Article 2);

(4) the date or dates on which the principal on the Notes of such series will be payable and the amount of principal that will be payable;

(5) the rate or rates (which may be fixed or variable) at which the Notes of such series will bear interest, if any, as well as the dates from which interest will accrue, the dates on which the interest will be payable and the record date for the interest payable on any payment date;

(6) the form and terms of guarantees, if any, of the Notes, including the terms of subordination, if any, of such series;

(7) any depositories, interest rate calculation agents or other agents with respect to Notes of such series if other than those appointed herein;

(8) the right, if any, of Holders of the Notes of such series to convert them into common stock or other securities of the Issuer, including any provisions to prevent dilution of such conversion rights;

(9) the place or places where the principal, premium, if any, and interest, if any, on the Notes of such series will be payable and where the Notes which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any Global Notes;

(10) the provisions, if any, regarding the Issuer’s right to redeem, repay or purchase Notes of such series, in whole or in part, or the right of the Holders to require the Issuer to redeem, repay or purchase Notes of such series, in whole or in part;

(11) the provisions, if any, requiring or permitting the Issuer to make payments in a sinking fund or analogous provision to be used to redeem the Notes of such series or a purchase fund or analogous provision to purchase the Notes of such series;

(12) if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which Notes of such series shall be issuable;

(13) the percentage of the principal amount at which the Notes of such series will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the Notes of such series which is payable if maturity of such Notes is accelerated because of an Event of Default;

(14) the currency or currencies in which principal, premium, if any, and interest, if any, of the Notes of such series will be payable;

(15) if payments of principal of, premium or interest on the Notes of such series will be made in one or more currencies other than that or those in which the Notes of such series are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(16) the manner in which the amounts of payment of principal of, or premium or interest on the Notes of such series will be determined, if these amounts may be determined by reference to an index based on a currency or currency other than that in which the Notes of such series are denominated or designated to be payable;

(17) the provisions, if any, relating to any security provided for the Notes of such series;

(18) any addition to or change in the Events of Default with respect to the Notes of a particular series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02 hereof;

(19) any addition to, change in or deletion from, the covenants set forth in Articles 4 or 5 that applies to the Notes of such series;

(20) the Trustee, Registrar or Paying Agent for the series of Notes, if different than U.S. Bank Trust Company, National Association;

(21) the Collateral Agent for the series of Notes, if different than JPMorgan Chase Bank, N.A.;

(22) if applicable, that the Notes of such series, in whole or in specific part, shall be defeasible pursuant to Sections 8.02 and 8.03 hereof and, if other than by a Board Resolution, the manner in which any election by the Issuer to defease such Notes shall be evidenced; and

(23) any other terms of such series (which terms may modify, supplement or delete any provision of this Indenture with respect to such series; provided, however, that no such term may modify or delete any provision hereof if imposed by the Trust Indenture Act; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

(c) All Notes of any series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officers’ Certificate or in any such indenture supplemental hereto.

(d) The principal of and any interest on the Notes shall be payable at the office or agency of the Issuer designated in the form of Note for the applicable series; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes referred to in Section 2.03 hereof.

(e) Each Note shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or Officers’ Certificate, or established in one or more indentures supplemental hereto. Prior to the delivery of a Note to the Trustee for authentication in any form approved by or pursuant to a Board Resolution or Officers’ Certificate, the Issuer shall deliver to the Trustee the Board Resolution or Officers’ Certificate by or pursuant to which such form of Note has been approved, which Board Resolution or Officers’ Certificate shall have attached thereto a true and correct copy of the form of Note that has been approved by or pursuant thereto. The Issuer shall also deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel complying with Section 13.03.

(f) The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

Section 2.02 Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Issuer by manual, facsimile or portable document format (“PDF”) signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the issue date in respect of any series of Notes, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Notes of such series. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any additional Notes of such series in an aggregate principal amount specified in such Authentication Order for such additional Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

(e) The Issuer will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of their calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification and shall be fully protected in relying upon such calculations.

Section 2.03 Registrar and Paying Agent.

(a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee at its Corporate Trust Office to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.

(a) Where Notes of a series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuer shall issue and the Trustee shall authenticate Notes at the Registrar’s request.

(b) No service charge shall be made for any registration of transfer or exchange, but the Issuer and/or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 2.15, 3.06 or 9.04).

(c) The Issuer need not issue, and the Registrar need not register the transfer or exchange of, (i) any Note of a particular series during a period beginning at the opening of business 15 days before the day of any selection of Notes of that series for redemption under Section 3.02 and ending at the close of business on the day of selection, or (ii) any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note of that series being redeemed in part.

(d) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Issuer of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

(e) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, or other applicable law.

Section 2.07 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee and the Issuer receive evidence to their satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Issuer, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and/or the Trustee may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, or any redemption date, money sufficient to pay Notes of such series payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes of each series have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding with respect to such series, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, the Trustee may rely on the list of Holders it is required to maintain in accordance with Section 2.05 in determining what Notes are so owned. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10 Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, in accordance with Section 2.02, authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

(a) If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall deliver, or cause to be delivered to each Holder a notice at its address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers

The Issuer in issuing any series of Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, the Trustee shall have no liability for any defect in the CUSIP number as they appear on any

Notes, notice or elsewhere, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on such Notes, and any such action relating to such notice shall not be affected by any defect in or omission of such numbers in such notice. The Issuer shall promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14 Special Record Dates.

(a) The Issuer may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders of any series of Notes entitled to consent to any supplement, amendment or waiver permitted by this Indenture. If a record date is fixed, the Holders of Notes of that series outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes of that series required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

(b) The Issuer may, but shall not be obligated to, fix any day as a record date for the purpose of determining the Holders of any series of Notes entitled to join in the giving or making of any notice of Default, any declaration of acceleration, any request to institute proceedings or any other similar direction. If a record date is fixed, the Holders of Notes of that series outstanding on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the date 90 days after such record date. In setting such record date, the provisions of the last sentence of Trust Indenture Act Section 316(c) shall not apply.

Section 2.15 Global Notes.

(a) A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Notes of a series shall be issued in whole or in part in the form of one or more Global Notes and the Depositary for such Global Notes or Notes. The Issuer and each of the Guarantors, the Trustee and each Agent are hereby authorized to act in accordance with the applicable procedures of DTC or such other depository for a series of Notes as in effect from time to time.

(b) Notwithstanding any provisions to the contrary contained in Section 2.06 of this Indenture and in addition thereto, any Global Note shall be exchangeable pursuant to Section 2.06 of this Indenture for securities registered in the names of Holders other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depositary within 90 days of such event,(ii) the Issuer executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Note shall be so exchangeable, or (iii) an Event of Default with respect to the Notes represented by such Global Note has occurred and is continuing. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Notes with like tenor and terms.

(c) Except as provided in this paragraph (b) of this Section, a Global Note may not be transferred except as a whole by the Depositary with respect to such Global Note to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(d) Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(e) Neither the Issuer nor the Trustee is responsible or liable for the actions or inactions or the rules and procedures of the Depositary.

(f) Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary or its nominee) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the Holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures of such Depositary. The Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participant and any beneficial owners. The Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(h) Any Global Note issued hereunder for which the depository is DTC shall bear a legend in substantially the following form or as otherwise required by the applicable procedures of DTC at the time:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), New York, New York, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.”

“Transfer of this Global Note shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor’s nominee and limited to transfers made in accordance with the restrictions set forth in the Indenture referred to herein.”

(i) The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(j) Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.01 hereof, payment of the principal of and interest, if any, on any Global Note shall be made to the Person specified therein.

(k) Except as provided in paragraph (g) of this Section, the Issuer, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Notes of such series represented by a Global Notes as shall be specified in a written statement of the Depositary with respect to such Global Notes, for purposes of obtaining any consents, declarations or directions required to be given by the Holders pursuant to this Indenture.

ARTICLE 3

REDEMPTION

There may be established by a Board Resolution, Officers’ Certificate or indenture supplemental hereto, redemption, amortization and sinking fund provisions for any series of Notes; and the provisions of this Article 3 shall be applicable to the Notes of any series that are redeemable prior to their Stated Maturity or to any sinking fund for the retirement of Notes of any series except as otherwise specified as contemplated by Section 2.01 for Notes of such series.

In addition, the Issuer and its Affiliates may purchase Notes from the Holders thereof from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices or otherwise. Any Notes purchased by the Issuer or any of its Affiliates may, at the purchaser’s discretion, be held, resold or canceled.

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes, it shall furnish to the Trustee, at least 10 days before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days (subject to Section 3.03(a)) before a redemption date (a) an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the series and principal amount of Notes to be redeemed and (4) the redemption price, if then ascertainable, and (b) an Opinion of Counsel stating that all conditions precedent for such notice of redemption to Holders have been satisfied. If any such redemption is subject to compliance with a condition permitted by this Indenture, such Officers’ Certificate shall certify that such condition has been complied with or shall certify, if such is the case, any conditions to be complied with, and the Issuer shall give the Trustee prompt notice of such non-compliance, after which the Trustee shall give notice to the Holders in the same manner as the related notice of redemption was given that such conditions have not been complied with and that the redemption shall not occur.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes of a series are to be redeemed at any time, the Notes of such series to be redeemed or purchased will be selected (1) if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes of such series are listed, (2) if such Notes are not so listed, on a pro rata basis to the extent practicable, or (3) by lot or by such other similar method in accordance with the procedures of DTC, subject to the applicable rules and procedures of the Depositary. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days (subject to Section 3.03(a)) prior to the redemption date from the then outstanding Notes not previously called for redemption or purchase.

(b) Notes of a series and portions of Notes of a series selected for redemption or purchase shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a series of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the redemption date, upon surrender of a Note of a series to be redeemed in part only, a new Note or Notes of such series in principal amount equal to the unredeemed portion of the original Note of such series representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03 Notice of Redemption.

(a) The Issuer shall deliver, or cause to be delivered (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12.

(b) The notice shall identify the series of Notes (including CUSIP number) to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number listed in such notice or printed on the Notes; and

(9) if applicable, any condition to such redemption.

(c) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five business days before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to this Section 3.03 (or such shorter period as agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b) and an Opinion of Counsel as provided in Section 3.01.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) No later than 11:00 a.m. (New York City time) on the Business Day prior to the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date, subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption or purchase date. The Paying Agent shall promptly deliver to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest to the redemption or purchase date shall be paid on the relevant interest payment date to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and deliver to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Issuer will pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Issuer or a Subsidiary, holds as of noon, New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03 Reports and Other Information.

The reporting obligations of the Issuer under the Notes of a particular series will be as set forth in this Section 4.03 unless otherwise established in the manner contemplated by Section 2.01 for that particular series of Notes.

(a) Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, if not filed electronically with the SEC through EDGAR (or any successor system), the Issuer will file with the SEC (to the extent permitted by the Exchange Act), and make available to the Trustee and the Holders, without cost to any Holder, the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein or in the relevant forms.

(b) In the event that the Issuer is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuer will nevertheless make available such Exchange Act reports, documents and information to the Trustee and the Holders as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms, which requirement may be satisfied by posting such reports, documents and information on its website within the time periods specified by this Section 4.03.

(c) In addition, no later than five Business Days after the date the quarterly and annual financial information for the prior fiscal period have been furnished pursuant to Section 4.03(a) or (b), the Issuer shall also hold live quarterly conference calls with the opportunity to ask questions of management. No fewer than three Business Days prior to the date such conference call is to be held, the Issuer shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective investors in the Notes, and securities analysts and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Issuer (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

(d) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, as determined in good faith by the Chief Executive Officer and the Chief Financial Officer of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s discussion and analysis of financial condition and results of operations” section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(e) For purposes of this Section 4.03, the Issuer and the Guarantors will be deemed to have furnished the reports to the Trustee and the Holders as required by this Section 4.03 if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. The Issuer shall notify the Trustee of any failure to make required filings of reports via the EDGAR filing system within the deadlines set forth in this Section 4.03.

(f) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04 Compliance Certificate.

(a) The Issuer will deliver to the Trustee, within 90 days after the end of each fiscal year (which, as of the date hereof, ends on December 31 of each year), a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto).

(b) When any Default or Event of Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default or Event of Default, the Issuer shall promptly (which shall be no more than 10 days following the date on which the Issuer becomes aware of such Default or Event of Default, receives such notice or becomes aware of such action, as applicable) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Corporate Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.08 Additional Subsidiary Guarantees.

This Section 4.08 shall apply to any series of Notes only if Guarantees of such series have been established pursuant to Article 10.

At any time prior to the Collateral Release Date, if any Restricted Subsidiary of the Issuer other than a Guarantor (i) guarantees any Indebtedness under the Senior Credit Facility, any other First Lien Obligations or any Junior Lien Obligations or (ii) if the Issuer or the Guarantors have no Indebtedness outstanding, and all commitments thereunder have been terminated under the Senior Credit Facility, any other First Lien Obligations or any Junior Lien Obligations, guarantees any Additional Indebtedness, then within 30 days thereof, the Issuer shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto, pursuant to which such Restricted Subsidiary will unconditionally guarantee, on a joint and several basis, payment of the Notes of such series on the same terms and conditions as those applicable to the Guarantors under this Indenture and will deliver to the Trustee an Officers’ Certificate and Opinion of Counsel that such supplemental indenture is authorized or permitted by this Indenture, and an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions). Any such Guarantor shall be an Unsecured Guarantor unless such Restricted Subsidiary grants any Lien to secure any Indebtedness described in clause (i) or (ii) of the preceding sentence, in which case, and only such case, such Restricted Subsidiary shall grant a first-priority perfected security interest in the Collateral as security for the Notes of such series, shall execute and deliver to the Trustee joinders to any applicable Security Document for the benefit of the Holders of the Notes of such series and shall be a “Secured Guarantor” for all purposes under this Indenture.

In addition, the Issuer may elect, in its sole discretion, to cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor by complying with the applicable provisions of the preceding paragraph until such Restricted Subsidiary’s Guarantee with respect to the Notes of such series is released in accordance with the Indenture.

Each Restricted Subsidiary that becomes a Secured Guarantor on or after the issue date of the Notes of the particular series shall also, as promptly as practicable, execute and deliver such other security instruments, financing statements and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the issue date of the Notes of the particular series as may be necessary to vest in the Collateral Agent a security interest that is pari passu in priority to the Senior Credit Facility and the other First Lien Obligations (subject to Permitted Liens)) in the manner and to the extent set forth in the Security Documents and this Indenture in properties and assets of the type constituting Collateral as security for the Notes or the Guarantees of such series, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Guarantee shall be released in accordance with the provisions of Section 10.06. Upon the release of any Secured Guarantor from its Guarantee, the Liens granted by such Secured Guarantor under the Security Documents will also be automatically released, and the Trustee, subject to Section 11.05(f), and the Collateral Agent will execute such documents confirming such release as the Issuer or such Secured Guarantor may request (such documents to be in form and substance reasonably satisfactory to the Person being requested to execute the same).

Section 4.09 Limitation on Mortgages.

(a) Nothing in this Indenture or in the Notes of any particular series shall in any way restrict or prevent the Issuer or any Subsidiary from incurring any Indebtedness; provided, however, that subject to Section 4.11, neither the Issuer nor any of its Subsidiaries will issue, assume or guarantee any indebtedness or obligation secured by Mortgages (other than Permitted Liens) upon any Principal Property, unless the Notes of such series shall be secured equally and ratably with (or prior to) such Indebtedness. This restriction will not apply to:

(1) Mortgages securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alterations or improvements or property, if the Indebtedness and the related Mortgages are incurred within 12 months of the later of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements;

(2) Mortgages existing on property at the time of its acquisition by the Issuer or a Subsidiary or on the property of a Person at the time of the acquisition of such Person by the Issuer or a Subsidiary (including acquisitions through merger or consolidation);

(3) Mortgages to secure Indebtedness on which the interest payments to holders of the related indebtedness are excludable from gross income for federal income tax purposes under Section 103 of the Code;

(4) Mortgages in favor of the Issuer or any Subsidiary;

(5) Mortgages existing on the date of this Indenture;

(6) Mortgages in favor of a government or governmental entity that (i) secure Indebtedness which is guaranteed by the government or governmental entity, (ii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or (iii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of the property subject to the Mortgage;

(7) Mortgages incurred in connection with the borrowing of funds where such funds are used to repay, within 120 days after entering into such Mortgage, Indebtedness in the same principal amount secured by other Mortgages on Principal Property with at least the same appraised fair market value; and

(8) any extension, renewal or replacement of any Mortgage referred to in clauses (1) through (7) above; provided the amount secured is not increased and such extension, renewal or replacement Mortgage relates to the same property.

(b) Notwithstanding Section 4.09(a), the Issuer and its Subsidiaries may issue, assume or guarantee Indebtedness secured by Mortgages pursuant to Section 4.11.

Section 4.10 Limitation on Sale and Lease-Back Transactions.

(a) Subject to Section 4.11, neither the Issuer nor any Subsidiary will, after the issue date of the Notes of the particular series, enter into any Sale and Lease-Back Transaction with respect to any Principal Property with another person (other than with the Issuer or a Subsidiary) unless either:

(1) the Issuer or such Subsidiary could incur indebtedness secured by a mortgage on the property to be leased without equally and ratably securing the Notes of such series; or

(2) within 150 days, the Issuer applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes of such series delivered under this Indenture, to the voluntary retirement of the Funded Debt of the Issuer and its Restricted Subsidiaries and/or the acquisition or construction of a Principal Property.

(b) Section 4.10(a) shall not apply to any Sale and Lease-Back Transaction that is in effect on the issue date of the Notes of the particular series and any renewals or extensions thereof; provided that if any Principal Property is substituted for a Principal Property that is a subject of a Sale and Lease-Back Transaction that is in effect on the issue date of the Notes of the particular series, for purposes of Section 4.11, any increase in Attributable Indebtedness shall be counted as Indebtedness for purposes of the calculation set forth thereunder.

Section 4.11 Exempted Transactions.

Notwithstanding Sections 4.09 and 4.10, if the aggregate outstanding principal amount of all Indebtedness of the Issuer and its Subsidiaries that is subject to and not otherwise permitted under Sections 4.09 and 4.10 does not exceed 15.0% of the Consolidated Net Tangible Assets of the Issuer and its Subsidiaries, then:

(1) the Issuer or any of its Subsidiaries may issue, assume or guarantee Indebtedness secured by Mortgages without any requirement to equally and ratably secure the Notes of a particular series; and

(2) the Issuer or any of its Subsidiaries may enter into any Sale and Lease-Back Transaction.

Section 4.12 Release of Collateral and Guarantees Upon Investment Grade Rating Event.

This Section 4.12 shall apply to any series of Notes only if Guarantees of such series have been established pursuant to Article 10 and Collateral securing such series has been established pursuant to Article 11, as applicable.

If on any date following the issue date of the Notes of the particular series, (i)(1) the Notes of such series have Investment Grade Ratings from both Rating Agencies; and (2) no Default has occurred and is continuing under this Indenture, (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as an “Investment Grade Rating Event”) and (ii) the terms of all other First Lien Obligations and Junior Lien Obligations provide that the Liens on the Collateral securing such First Lien Obligations and Junior Lien Obligations shall be, and substantially concurrently are, released, then, beginning on that day (such date, the “Collateral Release Date”), the Guarantees of such series shall be released (to the extent the guarantees by the Guarantors of all other First Lien Obligations and Junior Lien Obligations are also released, whether or not such other guarantees can be reinstated), the Liens on the Collateral securing the Notes, the Notes Obligations and the Guarantees of the Secured Guarantors, in each case with respect to such series, shall be released, and the Issuer and its Restricted Subsidiaries will not be subject to Section 4.08 or Section 11.04. In the event the Liens on the Collateral securing the Notes and the Notes Obligations and the Guarantees of such series are released and Section 4.08 is no longer in effect upon an Investment Grade Rating Event, the Collateral securing the Notes, the Notes Obligations and the Guarantees of the Secured Guarantors, and the Guarantees of the Guarantors, in each case with respect to such series, shall not be reinstated upon any subsequent downgrade or withdrawal of the Investment Grade Ratings, even if the collateral and the guarantees are reinstated with respect to other First Lien Obligations and Junior Lien Obligations. For the avoidance of doubt, an Investment Grade Rating Event has occurred as of the date hereof.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer may consolidate with or merge into, or transfer or lease all or substantially all of its assets to another Person (whether or not the Issuer is the surviving corporation) without the consent of the Holders of the Notes of a particular series under this Indenture if:

(1) the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger, or to whom any such transfer or lease will have been made, is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Person”);

(2) the Successor Person assumes the Issuer’s obligations on the Notes of such series and under this Indenture, as if such successor were an original party to this Indenture;

(3) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(4) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Indenture, the Issuer or such Successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure all the Notes equally and ratably with (or prior to) all indebtedness secured thereby;

(5) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(6) prior to the Collateral Release Date (if applicable to the particular series of Notes), the Collateral owned by the successor entity will (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to a Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens;

(7) prior to the Collateral Release Date (if applicable to the particular series of Notes), to the extent any assets of the Person which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this covenant and that all conditions precedent (including, without limitation, under this Indenture and the Security Documents) provided for relating to such transaction have been complied with.

(b) For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Issuer.

Section 5.02 Successor Entity Substituted.

(a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the Issuer will be released from its obligations under this Indenture, and the Successor Person formed by such consolidation or into or with which the Issuer is merged or wound up or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, winding up, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the Successor Person and not to the Issuer applicable), and may exercise every right and power of the Issuer under this Indenture and the Notes with the same effect as if such Successor Person had been named as the Issuer herein or therein; provided that (1) subject to clause (2) below, the predecessor Issuer shall not be relieved from the obligation to pay the principal, premium, if any, and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 and (2) in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal, premium, if any, and interest on the Notes.

(b) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, (i) the Collateral owned by the Successor Person will (A) continue to constitute Collateral under this Indenture and the Security Documents, (B) be subject to a Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (C) not be subject to any other Lien, other than Permitted Liens and other Liens permitted under Section 4.09; and (ii) to the extent any assets of the Person which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Unless otherwise provided in the establishing Board Resolution, Officers’ Certificate or supplemental indenture hereto, each of the following is an “Event of Default” applicable to the Notes of any particular series:

(1) failure to pay the principal or any premium on the Notes of such series when due;

(2) failure to pay any interest on the Notes of such series when due, and such default continues for a period of 30 days;

(3) failure to perform, or the breach of, any of our other applicable covenants or warranties in this Indenture with respect to such series, and such default continues for a period of 60 days after written notice by Holders of at least 25% in principal amount of the outstanding Notes of such series;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the issue date of the Notes of such series, which default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(B) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”),

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided that in connection with any series of Convertible Notes, (a) any conversion of such Indebtedness by a holder thereof into shares of Common Stock, cash or a combination of cash and shares of Common Stock, (b) the rights of holders of such Indebtedness to convert into shares of Common Stock, cash or a combination of cash and shares of Common Stock and (c) the rights of holders of such Indebtedness to require any repurchase by the Issuer of such Indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default under this Section 6.01(a)(4);

(5) failure by the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $100.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final (the “judgment default provision”);

(6) the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences proceedings to be adjudicated bankrupt or insolvent;

(B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Issuer, any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(C) orders the liquidation, dissolution or winding up of the Issuer and any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(8) the Guarantee of any Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(9) to the extent applicable, with respect to any Collateral having a Fair Market Value in excess of $100.0 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of this Indenture and the Security Documents, (b) any security interest created thereunder or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Secured Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

Section 6.02 Acceleration.

(a) If any Event of Default (other than an Event of Default described in clause (6) or (7) of Section 6.01(a)) with respect to the Notes of a series occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal amount of, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series to be due and payable immediately. If an Event of Default constituting an event under clause (6) or (7) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(b) In the event of a declaration of acceleration of the Notes of a series because an Event of Default described in Section 6.01(a)(4) has occurred and is continuing, the declaration of acceleration of the Notes of such series shall be automatically annulled if the default triggering such Event of Default shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes of such series would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes of such series that became due solely because of the acceleration of the Notes of such series, have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing with respect to the Notes of a series, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series, this Indenture or the Security Documents with respect to the Notes of such series.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note of such series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in principal amount of the then outstanding Notes of a series by written notice to the Trustee may on behalf of all Holders of such series waive any existing Default and its consequences hereunder, except:

(1) a continuing Default in the payment of the principal of, premium, if any, or interest on any Note of such series held by a non-consenting Holder; and

(2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder of Notes of such series affected,

and the Holders of a majority in principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived, and (3) all amounts due to the Trustee in each of its capacities hereunder have been paid in full. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes of a series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, the Security Documents, the Notes of such series or the Guarantees, or that the Trustee or the Collateral Agent determines in good faith is unduly prejudicial to the rights of any other Holder of such series (it being understood that the Trustee or the Collateral Agent does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee or Collateral Agent in personal liability or expense for which the Trustee or the Collateral Agent has not received an indemnity and/or security satisfactory to it.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no Holder of a Note of a series may pursue any remedy with respect to this Indenture with respect to such series or the Notes of such series unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the then outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security and/or indemnity; and

(5) the Holders of a majority in principal amount of the then outstanding Notes of such series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing with respect to the Notes of a series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes of such series for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes of such series, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or the Collateral Agent any amount due to it for the compensation and the reasonable expenses, disbursements and advances of the Trustee or the Collateral Agent and its agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

Subject to the terms of the Security Documents with respect to any proceeds of Collateral, if the Trustee collects any money or property pursuant to this Article 6, or pursuant to the foreclosure or other remedial provisions contained in the Security Documents, it shall pay out the money in the following order:

(1) on a pro rata basis, to the Trustee, each Agent and the Collateral Agent, as applicable, and their respective agents and attorneys for amounts due under this Indenture and the Security Documents, including, without limitation, under Section 7.07 hereof, including payment of all compensation and reasonable expenses and liabilities incurred, and all advances made, by the Trustee, each Agent or the Collateral Agent and the costs and expenses of collection;

(2) to Holders for amounts due and unpaid on the Notes of the applicable series for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for principal, premium, if any, and interest, respectively; and

(3) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 13.01.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes of the applicable series.

ARTICLE 7

TRUSTEE AND COLLATERAL AGENT

Section 7.01 Duties of Trustee and the Collateral Agent.

(a) If an Event of Default has occurred and is continuing, each of the Trustee and the Collateral Agent shall exercise such of the rights and powers vested in it by, as applicable, this Indenture and the Security Documents and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee and the Collateral Agent shall be determined solely by the express provisions of this Indenture and the Security Documents, and the Trustee and the Collateral Agent need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture and the Security Documents against the Trustee and the Collateral Agent; and

(2) in the absence of bad faith on its part, the Trustee and the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Collateral Agent and conforming to the requirements of this Indenture and the Security Documents. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to either the Trustee or the Collateral Agent, the Trustee or the Collateral Agent, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) neither the Trustee nor the Collateral Agent may be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) neither the Trustee nor the Collateral Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a final non-appealable judgment of a court of competent jurisdiction that the Trustee or the Collateral Agent was negligent in ascertaining the pertinent facts; and

(3) neither the Trustee nor the Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) Neither the Trustee nor the Collateral Agent shall be under any obligation to exercise any of its rights or powers under this Indenture or the Security Documents at the request or direction of any of the Holders unless the Holders have offered to the Trustee or the Collateral Agent indemnity and/or security satisfactory to it against any loss, liability or expense.

(f) Neither the Trustee nor the Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Collateral Agent may agree in writing with the Issuer. Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee and the Collateral Agent.

(a) Each of the Trustee and the Collateral Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor the Collateral Agent need to investigate any fact or matter stated in the document, but the Trustee or the Collateral Agent, in its judgment, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Collateral Agent shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Whenever in the administration of its rights and obligations hereunder the Trustee and the Collateral Agent shall deem it necessary or desirable that a matter be established or proved prior to taking or suffering any action hereunder, such matter shall be deemed to be conclusively proven and established by an Officers’ Certificate or an Opinion of Counsel or both, but in its judgment the Trustee and the Collateral Agent may in lieu of such Officers’ Certificate or Opinion of Counsel accept other evidence of such matter. Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel or such other evidence accepted by the Trustee or the Collateral Agent in lieu of such Officers’ Certificate or Opinion of Counsel. Each of the Trustee and the Collateral Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) Each of the Trustee and the Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, including, without limitation, any action taken or omitted to be taken in accordance with the direction of the Holders of not less than a majority or other percentage specified herein in aggregate principal amount of the Notes of the applicable series at the time outstanding.

(e) Unless otherwise specifically provided in this Indenture or the Security Documents, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor, and the Trustee and the Collateral Agent shall be fully protected in acting or proceeding in good faith upon any such demand, request, direction or notice, subject to Section 7.01 of this Indenture.

(f) None of the provisions of this Indenture shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers under this Indenture.

(g) The Trustee and the Collateral Agent shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee or the Collateral Agent has actual knowledge thereof with respect to an Event of Default specified in clauses (1) or (2) of Section 6.01(a) of the Indenture or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee or the Collateral Agent at the Corporate Trust Office of the Trustee or and the Collateral Agent, as applicable, and such notice references the existence of a Default or Event of Default, the Notes of the applicable series, the Issuer, and this Indenture.

(h) In no event shall the Trustee or the Collateral Agent be responsible or liable for special, incidental, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee and the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Collateral Agent in each of its capacities hereunder and under each Security Document, and each agent, custodian and other Person employed to act hereunder or under any Security Document.

(j) Each of the Trustee and the Collateral Agent may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) Neither the Trustee nor the Collateral Agent shall have any responsibility with respect to any information, statement or recital in any offering memorandum or any other disclosure material prepared or distributed with respect to the Notes.

(l) Neither the Trustee nor the Collateral Agent shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The permissive right of the Trustee and the Collateral Agent to do things enumerated hereunder shall not be construed as a mandatory duty.

(n) The Trustee shall have no obligation to calculate or verify the calculation of the accrued and unpaid interest payable on the Notes.

Section 7.03 Individual Rights of Trustee and the Collateral Agent.

The Trustee, the Collateral Agent or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee, the Collateral Agent or such Agent. However, in the event that the Trustee or the Collateral Agent acquires any conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04 Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible for and makes any representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes, or for the validity or perfection of any Lien on the Collateral, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Collateral Agent, as the case may be, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if the Trustee has actual knowledge of such Default in accordance with the terms hereof, the Trustee shall deliver to each Holder a notice of the Default within 90 days after the Trustee first has actual knowledge of such Default. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or trustees and/or Responsible Officers of the Trustee determines in good faith that the withholding of such notice is in the interests of the Holders. The Trustee shall not be deemed to know of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof in accordance with the terms hereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes of the applicable series, the Issuer, and this Indenture.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each October 15, beginning with October 15, 2024, and for so long as Notes remain outstanding, the Trustee deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also deliver all reports as required by Trust Indenture Act Section 313(c).

(b) A copy of each report at the time of its delivery to the Holders shall be delivered by the Trustee to the Issuer and, following qualification of this Indenture under the Trust Indenture Act, filed with the SEC and each stock exchange on which the Notes of that series are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07 Compensation and Indemnity.

(a) The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee and the Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Security Documents as the parties shall agree in writing from time to time. Neither the Trustee’s nor the Collateral Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation and reasonable fees, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel.

(b) The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Agent and each of their respective directors, officers, employees and agents (each such person being referred to herein as an “Indemnitee”) for, and hold each Indemnitee and any predecessor thereof harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by such Indemnitee arising out of or in connection with the acceptance or administration of this trust and the performance of the Trustee’s or the Collateral Agent’s duties hereunder, including the costs and expenses of enforcing this Indenture and the Security Documents against the Issuer or any Guarantor (including this Section 7.07) and defending such Indemnitee against any claim whether asserted by any Holder, the Issuer, any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of the Trustee’s or the Collateral Agent’s powers or duties hereunder, except to the extent any such loss, liability or expense may be attributed to such Indemnitee’s willful misconduct or negligence, as determined by the final non-appealable judgment of a court of competent jurisdiction. Each of the Trustee and the Collateral Agent shall notify the Issuer promptly of any claim for which such Indemnitee may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Issuer shall not relieve the Issuer or any Guarantor of their obligations hereunder. The Issuer or such Guarantor shall defend the claim, the Indemnitee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. Any settlement of a such a claim which affects the Trustee or the Collateral Agent, as applicable, may not be entered into without the written consent of the Trustee or the Collateral Agent, as applicable, unless the Trustee or the Collateral Agent, as applicable, is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee or the Collateral Agent, as applicable.

(c) The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Agent.

(d) To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

(f) The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable. As used in this Section 7.07, the term “Trustee shall also include each Agent, as applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving at least 10 days’ prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer, and any such notice shall set forth the effective date of the Trustee’s resignation. The Holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series may remove the Trustee with respect to such series by so notifying the Trustee and the Issuer in writing with 90 days prior written notice. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuer.

(c) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of the applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to the applicable series and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders of the applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f) As used in this Section 7.08, the term “Trustee” shall also include each Agent, as applicable.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee or the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association, without any further act shall be the successor Trustee or successor Collateral Agent, subject to Section 7.10.

Section 7.10 Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against the Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

Unless Section 8.02 or 8.03 is otherwise specified in a supplemental indenture to be inapplicable to Notes of a series, the Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

(a) Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a series and the Guarantees with respect thereto on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, or interest on such Notes of such series when such payments are due, solely out of the trust referred to in Section 8.04;

(2) the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) this Section 8.02.

(b) Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes of such series may not be accelerated because of an Event of Default. If the Issuer exercises its Legal Defeasance option, any Liens on the Collateral with respect to such series will be automatically released, and the Guarantees in effect at such time will be automatically terminated with respect to such series.

(c) Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 with respect to the outstanding Notes of a series (and any other covenants as to which this Section 8.03 is stated to apply in the establishing Board Resolution, Officers’ Certificate or supplemental indenture hereto with respect to the Notes of a particular series), the Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees of the Notes of such series, if any, and the Issuer and the Secured Guarantors shall have the Lien on the Collateral granted under the Security Documents with respect to such series, if any, automatically released, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes of such series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(8) and 6.01(a)(9), in each case shall not constitute Events of Default as to the Notes of such series.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes of any series:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants designated by the Issuer, without consideration of any reinvestment of interest, to pay the principal of and premium, if any, and interest due on the outstanding Notes of such series on the applicable Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that;

(A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

(B) since the applicable issue date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(5) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that as of the date of such opinion and subject to customary assumptions and exclusions, including that no intervening bankruptcy of the Issuer between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Issuer has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others;

(8) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance under this Indenture and the Security Documents, as the case may be, have been complied with and that the Legal Defeasance or the Covenant Defeasance will not result in the delisting of the Notes from any national securities exchange (if so listed); and

(9) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (8) above).

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer and the applicable Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

(a) Notwithstanding Section 9.02, without the consent of any Holder of Notes of the applicable series, the Issuer, the Guarantors (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee and the Collateral Agent may amend or supplement this Indenture, any Security Documents, the Notes of such series and the Guarantees to:

(1) to evidence the succession of another corporation to the Issuer and the assumption by such successor of the covenants of the Issuer in compliance with the requirements set forth in this Indenture;

(2) to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

(3) to add any additional Events of Default;

(4) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there are no outstanding Notes of such series created prior to the execution of such supplemental indenture that are entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(5) to add a Guarantor to the Notes of such series;

(6) to supplement any of the provisions of this Indenture to such extent necessary to permit or facilitate the defeasance and discharge of the Notes of such series; provided that any such action does not adversely affect the interests of the Holders of the Notes of such series in any material respect;

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or Collateral Agent and to add to or change any of the provisions of this Indenture necessary or required to provide for or facilitate the administration of the trusts by more than one Trustee or for the Trustee to act as Collateral Agent;

(8) to cure any ambiguity, to correct or supplement any provision of this Indenture which may be defective or inconsistent with any other provision;

(9) to conform the text of this Indenture, the Notes of such series, the Guarantees or the Security Documents to any provision of the “Description of the notes” section of the applicable Prospectus to the extent that such provision in such “Description of the notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes of such series, the Guarantees or the Security Documents; provided that, in each instance, the Issuer delivers to the Trustee an Officers’ Certificate to such effect;

(10) to change any place or places where the principal of and premium, if any, and interest, if any, on the Notes of such series shall be payable, the Notes of such series may be surrendered for registration or transfer, the Notes of such series may be surrendered for exchange, and notices and demands to or upon the Issuer may be served;

(11) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes of such series, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes of such series pursuant to this Indenture, any of the Security Documents or otherwise;

(12) to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or this Indenture;

(13) to add Additional First Lien Secured Parties to any Security Documents in accordance with such Security Documents;

(14) comply with any requirement of the SEC in connection with any required qualification of this Indenture under the Trust Indenture Act; or

(15) to establish additional series of Notes as permitted by Section 2.01 hereof.

(b) Upon the written request of the Issuer, and upon receipt by the Trustee of the documents described in Section 13.03, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

(c) In connection with the incurrence of any Junior Lien Obligations permitted under the terms of this Indenture, without the consent of any Holder of Notes of such series, the Collateral Agent shall, on behalf of the holders of the First Lien Obligations, enter into a customary intercreditor agreement with the representative of such Junior Lien Obligations. The Trustee and Collateral Agent shall be entitled to rely upon an Officers’ Certificate certifying that such Junior Lien Obligations, as the case may be, were incurred and secured in compliance with this Indenture and the Security Documents, and no Opinion of Counsel shall be required in connection therewith (unless the Trustee is an Applicable Authorized Representative). Each Holder, by its acceptance of any Notes and Guarantees, hereby directs the Collateral Agent and, if the Trustee is the Applicable Authorized Representative or the Issuer or the Collateral Agent otherwise deem it necessary or desirable for the Trustee to be a party to such intercreditor agreement, the Trustee to enter into such an intercreditor agreement with the representative of such Junior Lien Obligations.

Section 9.02 With Consent of Holders.

(a) Except as provided in Section 9.01, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes of any series and any Guarantee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series (including additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase, or tender offer or exchange offer for, Notes of such series), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes of such series or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes of such series). Section 2.08 and Section 2.09 shall determine which Notes of such series are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the written request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) and Section 13.03, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties, liabilities, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its judgment, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders of Notes of such series affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e) Without the consent of each affected Holder of Notes of the applicable series, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes of such series held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of, or installment of interest, if any, on, such Notes of such series, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

(2) change the currency in which the principal of (and premium, if any) or interest on such Notes of such series are denominated or payable;

(3) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes of such series (except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(4) reduce the premium payable upon the redemption or repurchase of any Note of such series or change the time at which any Note of such series may be redeemed or repurchased whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5) impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes of such series on or after the due dates therefor or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(6) modify the provisions that require Holder consent to modify or amend this Indenture or that permit Holders to waive compliance with certain provisions of this Indenture or certain defaults;

(7) make any change to or modify the ranking of such Notes of such series or the ranking of the Liens with respect to such Notes, if applicable, of such series that would adversely affect the Holders; or

(8) except as expressly permitted by this Indenture, modify the Guarantees of any Guarantor in any manner adverse to the Holders of the Notes of such series.

(f) A consent to any amendment, supplement or waiver of this Indenture, the Notes or any Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(g) Without the consent of at least 75% in aggregate principal amount of the Notes of such series then outstanding, an amendment, supplement or waiver may not modify any Security Document or the provisions of this Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders of the Notes of such series other than in accordance with this Indenture and the Security Documents.

Section 9.03 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.04 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer, in exchange for all Notes of a series, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee and the Collateral Agent to Sign Amendments, etc.

The Trustee and the Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee or the Collateral Agent. In executing any amendment, supplement or waiver, the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.03, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

The Collateral Agent shall sign any amendment, supplement, consent or waiver authorized pursuant to any of the Security Documents in accordance with the terms thereof (including, without limitation, without the further consent or agreement of the Holders if so provided in such Security Document) if the amendment, supplement, consent or waiver does not adversely affect the rights, duties, liabilities or immunities of the Collateral Agent. The Issuer may not sign an amendment, supplement, consent or waiver to this Indenture or any of the Security Documents until its Board of Directors approves such amendment, supplement, consent or waiver, which approval shall be certified by the Secretary or an Assistant Secretary of the Issuer. In executing any amendment, supplement, consent or waiver to any of the Security Documents, the Collateral Agent shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate stating that the execution of such amendment, supplement, consent or waiver is authorized or permitted by the applicable Security Document, as the case may be, and complies with the provisions thereof. Notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel shall be required in connection with the execution by the Collateral Agent of any amendment, waiver or other modification to the Security Documents.

Section 9.06 Compliance with the Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes of any series shall comply with the Trust Indenture Act.

ARTICLE 10

GUARANTEES

Any series of Notes may be guaranteed by one or more of the Guarantors. The terms and the form of any such Guarantee will be as set forth in this Article 10 unless otherwise established in the manner contemplated by Section 2.01 for that particular series of Notes.

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes of such series or the obligations of the Issuer hereunder or thereunder, that: (1) the principal of, premium, if any, and interest on the Notes of such series shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes of such series, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes of such series shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes of such series or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes of such series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes of such series and this Indenture, or pursuant to Section 10.06.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes of such series are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees of such series, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Notes of such series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(i) As used in this Section 10.01, the term “Trustee” shall also include each Agent, as applicable.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes of such series, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03 Execution and Delivery.

(a) To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title. Upon the execution and delivery of this Indenture, the Guarantee of each Guarantor set forth in this Indenture shall be deemed duly delivered, without any further action by any Person, on behalf of such Guarantor with respect to the Notes of any series stated to be guaranteed by the Guarantors pursuant to the terms of the Notes of such series established in the manner contemplated by Section 2.01 for that particular series. For the avoidance of doubt, upon the issuance of the Notes of such series, the Guarantee of each such Guarantor shall be deemed delivered without the execution and delivery by such Guarantor of any supplemental indenture or other instrument with respect to such series of Notes.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes of such series.

(c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

(d) Following the issue date of the Notes of a particular series, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) If required by Section 4.11, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.11 and this Article 10, to the extent applicable.

Section 10.04 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes of such series shall have been paid in full.

Section 10.05 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Guarantees.

(a) A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer, the Trustee or the Collateral Agent shall be required for the release of such Guarantor’s Guarantee, upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with any applicable provisions of this Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility, any other First Lien Obligations and any Junior Lien Obligations (and if the Guarantor has become a guarantor under any Additional Indebtedness, the release or discharge of the guarantee by such Guarantor of such Additional Indebtedness), including any other guarantee that resulted in the creation of such Guarantee, except (i) a discharge or release by or as a result of payment under such guarantee or (ii) by reason of the termination of the Senior Credit Facility;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(d) the exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the discharge of the Issuer’s and the Guarantors’ obligations under this Indenture in accordance with the terms of this Indenture; or

(e) upon an Investment Grade Rating Event, but only (i) to the extent set forth in Section 4.12 (which shall include the release by Guarantor of its guarantees of all other First Lien Obligations and Junior Lien Obligations) and (ii) in the case of a Secured Guarantor, if the Liens on the Collateral of such Secured Guarantor securing the Notes and the Notes Obligations of such series are also released at such time pursuant to Section 4.12; and

(2) such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture and the Security Documents relating to such transaction or release have been complied with.

(b) At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee; provided that prior to executing any release, discharge or termination the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to such release in this Indenture and the Security Documents have been complied with.

ARTICLE 11

COLLATERAL AND SECURITY

Any series of Notes and related Guarantees may be secured by Collateral of the Issuer and the Secured Guarantors. The terms and the form of any such security will be as set forth in this Article 11 unless otherwise established in the manner contemplated by Section 2.01 for that particular series of Notes.

Section 11.01 Collateral.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guarantees of such series when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Guarantees of such series and performance of all other obligations under this Indenture, including, the obligations of the Issuer and the Secured Guarantors under the Security Documents, shall be secured by a Lien on the Collateral on an equal basis with the Senior Credit Facility and any other First Lien Obligations, as provided in this Indenture and the Security Documents to which the Issuer and the Secured Guarantors, as the case may be, shall be or shall have become parties to simultaneously with the issuance of the Notes of such series and will be secured by all of the Collateral pledged pursuant to the Security Documents hereafter delivered as required or permitted by this Indenture and the Security Documents. The Trustee, acting on behalf of and for the benefit of the Holders, hereby appoints JPMorgan Chase Bank, N.A., as the initial Collateral Agent, and the Collateral Agent is hereby authorized and directed to execute and deliver the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer and the Secured Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Security Documents.

(b) Each Holder, by its acceptance of any Notes and the Guarantees of such series, (A) consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers and other modifications thereto without the consent of the Holders) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Security Documents in accordance therewith and (B) authorizes and directs the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith and to appoint JPMorgan Chase Bank, N.A. as the initial Collateral Agent.

(c) The Trustee and each Holder, by accepting the Notes and the Guarantees of such series, acknowledge that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Security Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

Section 11.02 Maintenance of Collateral; Information Regarding Collateral.

The Issuer and the Secured Guarantors shall comply with Section 4 of the Security Agreement, which covenants are expressly incorporated into this Indenture.

Section 11.03 Further Assurances.

The Issuer and the Secured Guarantors shall, at their sole expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions which may be necessary, including those the Trustee or the Collateral Agent may from time to time reasonably request, to create, better assure, preserve, protect, defend and perfect the security interest and the rights and remedies created under the Security Documents for the benefit of the Holders of the Notes of such series and the Trustee (subject to Permitted Liens). Such security interests and Liens will be created under the Security Documents and, to the extent necessary, other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent.

Section 11.04 After-Acquired Property.

From and after the issue date of the Notes of a particular series and prior to the Collateral Release Date, if the Issuer or any Secured Guarantor (i) acquires any property or asset that would constitute Collateral or (ii) creates any additional security interest upon any property or asset to secure any First Lien Obligations, it must grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes of such series, subject to any applicable provisions of the Security Agreement, by, as promptly as practicable executing and delivering such security instruments, financing statements and deeds of trust (which are expected to be in substantially the same form as those with respect to the Notes Obligations of such series and the Senior Credit Facility Obligations, if then outstanding) as are required under this Indenture and the Security Documents to vest in the Collateral Agent a perfected first priority security interest in such property or asset as security for the Notes and the Guarantees of such series and as may be necessary to have such property or asset added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such after-acquired Collateral to the same extent and with the same force and effect.

Section 11.05 Release of Liens on the Collateral.

(a) The Liens on the Collateral will be released with respect to the Notes and the Guarantees of such series, as applicable:

(1)	to enable the Issuer or its Restricted Subsidiaries to consummate the sale, transfer or other disposition of such property or assets (other than to the Issuer or a Restricted Subsidiary);

(2)

in the case of one or more Secured Guarantors that are released from their Guarantees with respect to the Notes of such series pursuant to the terms of this Indenture, the release of the property and assets and Equity Interests of such Secured Guarantors;

(3)

to the extent that such Collateral is released or no longer required to be pledged pursuant to the terms of the Senior Credit Facility, any other First Lien Obligations and any Junior Lien Obligations;

(4)	pursuant to Section 9.02(g), with the consent of the Holders of at least 75% of the aggregate principal amount of the Notes of the applicable series then outstanding and affected thereby;

(5)	pursuant to Section 4.12;

(6)

a release of assets permitted not to be included in the Collateral pursuant clauses (v) and (vi) of the first proviso to Section 2 of the Security Agreement in connection with a Qualified Receivables Transaction (including any Receivables Financing) permitted under this Indenture; or

(7)	pursuant to Article 9.

(b) The Liens on the Collateral securing the Notes of such series and the applicable Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes of such series and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a defeasance under this Indenture pursuant to Article 8 or discharge of the Issuer’s and the Guarantors’ Obligations under this Indenture with respect to the Notes of such series in accordance with this Indenture.

(c) The Issuer and each applicable Secured Guarantor will furnish to the Collateral Agent (with a copy to the Trustee), prior to each proposed release of Collateral pursuant to Section 11.05(a)(1) through (7), Section 11.05(b) or pursuant to the Security Documents:

(1)	an Officers’ Certificate requesting such release;

(2)	an Officers’ Certificate to the effect that all conditions precedent provided for in this Indenture and the Security Documents to such release have been complied with; and

(3)

a form of such release (which release shall be in form reasonably satisfactory to the Collateral Agent and shall provide that the requested release is without recourse or warranty to the Collateral Agent or the Trustee).

(d) Upon compliance by the Issuer or applicable Secured Guarantor, as the case may be, with Section 11.05(c), the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer or the Secured Guarantor, as the case may be, the released Collateral, and take all other actions reasonably requested by the Issuer in connection therewith.

(e) If the Liens securing the Senior Credit Facility Obligations are released in connection with the repayment (including cash collateralization of letters of credit) of the Senior Credit Facility Obligations in full and termination of the commitments thereunder, the Liens on the Collateral securing the Notes, the Notes Obligations and the Guarantees of the Secured Guarantors, in each case with respect to such series, will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the Senior Credit Facility Obligations secured by the Collateral. From and after any such time when all the Liens securing the First Lien Obligations other than the Notes and the Notes Obligations of such series are released and the Liens on the Collateral securing the Notes of such series remain in existence, if the Issuer or any Secured Guarantor acquires any property or asset constituting Collateral, it shall grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes of such series to the extent then required under Section 11.04.

(f) To the extent the Trustee is required to execute or direct the Collateral Agent to execute any release, discharge or termination under this Indenture, including without limitation under this Section 11.05 or under Section 10.06, prior thereto the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that all conditions precedent to such a release in this Indenture and the Security Documents have been complied with.

(g) Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of Collateral may be made by an Officer of the Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert. Notwithstanding anything to the contrary in this Indenture, after such time as this Indenture is qualified under the Trust Indenture Act, the Issuer and the Secured Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Section 11.06 Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents.

(a) Subject to the provisions of Article 7 of this Indenture and the provisions of the Security Documents, each of the Trustee or the Collateral Agent may (but shall in no event be required to), at its sole determination and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Secured Guarantors hereunder and thereunder. Subject to the provisions of the Security Documents, the Trustee or the Collateral Agent shall have the power, but not the obligation, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value (or diminution of value) of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee or the Collateral Agent, as determined by the final non-appealable judgment of a court of competent jurisdiction, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise. Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Agent shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which they accord their own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as the case may be, in good faith. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Security Documents or any other First Lien Documents by the Issuer, the Secured Guarantors, the Holders or the Collateral Agent.

(c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Issuer and each Secured Guarantor, as applicable, shall deliver to the Collateral Agent (with a copy to the Trustee) the following:

(1)	a request from the Issuer that such Collateral be added;

(2)

the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Security Documents to which the Issuer and the Secured Guarantors, as the case may be, are or have become parties to simultaneously with the issuance of the Notes of such series, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are administratively satisfactory to the Collateral Agent;

(3)	an Officers’ Certificate to the effect that all conditions precedent provided for in this Indenture and in the Security Documents to the addition of such Collateral have been complied with; and

(4)

such financing statements, intellectual property security agreements, and other instruments and documents, if any, as are necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d) The Trustee shall have no responsibility whatsoever to comply with any provision of, nor shall be charged with knowledge of, any document governing Additional First Lien Obligations to which it is not a party.

Section 11.07 Security Documents.

The provisions in this Indenture relating to Collateral in respect of any applicable series of Notes and any applicable related Guarantees are subject to the provisions of the Security Documents. The Issuer, the Secured Guarantors, the Trustee and the Collateral Agent acknowledge and agree to be bound by the provisions of the Security Documents.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

(a) This Indenture will be discharged and will cease to be of further effect as to all Notes of a series issued thereunder, when either:

(1) all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2) (A) all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or will be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes of such series; and

(D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

(b) In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of Section 12.01(a), the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02 Application of Trust Money.

(a) Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes of the applicable series and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture, the Notes of such series and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Notes of such series because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes of such series to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices.

(a) Any notice or communication to the Issuer, any Guarantor, the Trustee or the Collateral Agent is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) delivered by facsimile or electronic transmission, to its address:

if to the Issuer or any Guarantor:

c/o Universal Health Services, Inc.

367 South Gulph Road

P.O. Box 61558

King of Prussia, PA 19406

Fax No.: (610) 382-4407

Email: steve.filton@uhsinc.com

Attention: Chief Financial Officer

with a copy to:

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, NY 10019

Fax No: (212) 318-3400

Email: warren.nimetz@nortonrosefulbright.com

Attention: Warren J. Nimetz, Esq.

if to the Trustee:

U.S. Bank Trust Company, National Association

50 S. 16th Street, Suite 2000

Philadelphia, PA 19102

Attention: Gregory P. Guim

E-mail: gregory.guim@usbank.com

if to the Collateral Agent:

JPMorgan Chase & Co.

CIB DDS WLO

4 CMC

Mail Code: NY1-C084

Brooklyn, New York 11245-0001

The Issuer, any Guarantor, the Trustee or Collateral Agent, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those delivered to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if delivered by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee or the Collateral Agent or shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Notwithstanding any other provision of this Indenture or any Note, where this Indenture provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise) such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable rules and procedures of such Depositary, if any, prescribed for the giving of such notice.

(f) The Trustee and the Collateral Agent agrees to accept and act upon notice, instructions or directions (each, a “Notice”) pursuant to this Indenture delivered by way of a pdf or other replicating image attached to an unsecured e-mail, unsecured facsimile, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or another electronic method or system specified by the Trustee or Collateral Agent as available for use in connection with its services hereunder (collectively and individually “Electronic Means”); provided, however, that (1) the party providing such written Notice, subsequent to such transmission thereof, shall provide the originally executed Notice to the Trustee or the Collateral Agent in a timely manner, and (2) such originally executed Notice shall be signed by an authorized representative of the party providing such Notice. The Trustee and the Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s and the Collateral Agent’s reasonable reliance upon and compliance with such Notice delivered by Electronic Means notwithstanding such Notice conflicts or is inconsistent with a subsequent Notice. The Trustee and the Collateral Agent shall not have any duty to confirm that the person sending any such Notice by Electronic Means is, in fact, a person authorized to do so. All Notices to the Trustee hereunder must be in writing in English and must be in the form of a document that is signed manually or by way of an electronic signature (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other electronic signature provider acceptable to the Trustee). Electronic signatures reasonably believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law shall be deemed original signatures for all purposes. The party delivering a Notice to the Trustee assumes all risks arising out of its use of electronic signatures and Electronic Means to send Notices to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or Collateral Agent acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee or the Collateral Agent may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered in lieu of, or in addition to, any such Notice.

(g) Except to the extent provided in Section 13.01(b), if a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Issuer delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.

Section 13.02 Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture, the Security Documents, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee and the Collateral Agent, as applicable:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee and/or the Collateral Agent (which shall include the statements set forth in Section 13.04) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and/or the Collateral Agent (which shall include the statements set forth in Section 13.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06 No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.07 Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.08 Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.09 Force Majeure.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11 Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 13.12 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13 Counterpart Originals; Facsimile and Electronic Delivery of Signature Pages.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic transmission (including PDF format) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto delivered by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 13.14 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 13.16 Payments Due on Non-Business Days.

In any case where any interest payment date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, redemption date or repurchase date, or at the Stated Maturity of the Notes; provided that no interest will accrue for the period from and after such interest payment date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 13.17 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Indenture modifies any Trust Indenture Act provision that may be so modified, such Trust Indenture Act provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any Trust Indenture Act provision that may be so excluded, such Trust Indenture Act provision shall be excluded from this Indenture.

The provision of Trust Indenture Act Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. Without limitation of the foregoing, in the event that any series of Notes is secured pursuant to the provisions of Section 2.01(b)(17) of this Indenture, the Trustee, Issuer and any Guarantor shall comply with Trust Indenture Act Section 313(b)(1), Section 314(b) and Section 314(d) to the extent required thereby.

[Signature pages follow]

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Executive Vice President, Secretary
and Chief Financial Officer

UHS OF DELAWARE, INC.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to 2024 Indenture]

ABS LINCS SC, INC.

ALLIANCE HEALTH CENTER, INC.

ALTERNATIVE BEHAVIORAL SERVICES, INC.

ASCEND HEALTH CORPORATION

BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.

BHC ALHAMBRA HOSPITAL, INC.

BHC BELMONT PINES HOSPITAL, INC.

BHC FAIRFAX HOSPITAL, INC.

BHC FOX RUN HOSPITAL, INC.

BHC FREMONT HOSPITAL, INC.

BHC HEALTH SERVICES OF NEVADA, INC.

BHC HERITAGE OAKS HOSPITAL, INC.

BHC HOLDINGS, INC.

BHC INTERMOUNTAIN HOSPITAL, INC.

BHC MONTEVISTA HOSPITAL, INC.

BHC SIERRA VISTA HOSPITAL, INC.

BHC STREAMWOOD HOSPITAL, INC.

BRENTWOOD ACQUISITION, INC.

BRENTWOOD ACQUISITION—SHREVEPORT, INC.

BRYNN MARR HOSPITAL, INC.

CALVARY CENTER, INC.

CANYON RIDGE HOSPITAL, INC.

CCS/LANSING, INC.

CEDAR SPRINGS HOSPITAL, INC.

CHILDREN’S COMPREHENSIVE SERVICES, INC.

DEL AMO HOSPITAL, INC.

FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH

FORT LAUDERDALE HOSPITAL, INC.

FRN, INC.

FRONTLINE BEHAVIORAL HEALTH, INC.

GREAT PLAINS HOSPITAL, INC.

GULF COAST TREATMENT CENTER, INC.

H. C. CORPORATION

HARBOR POINT BEHAVIORAL HEALTH CENTER, INC.

HAVENWYCK HOSPITAL INC.

HHC AUGUSTA, INC.

HHC DELAWARE, INC.

HHC INDIANA, INC.

HHC OHIO, INC.

HHC RIVER PARK, INC.

HHC SOUTH CAROLINA, INC.

HHC ST. SIMONS, INC.

HORIZON HEALTH AUSTIN, INC.

HORIZON HEALTH CORPORATION

HSA HILL CREST CORPORATION

KIDS BEHAVIORAL HEALTH OF UTAH, INC.

LANCASTER HOSPITAL CORPORATION

LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.

MCALLEN MEDICAL CENTER, INC.

MERIDELL ACHIEVEMENT CENTER, INC.

MERION BUILDING MANAGEMENT, INC.

MICHIGAN PSYCHIATRIC SERVICES, INC.

NORTH SPRING BEHAVIORAL HEALTHCARE, INC.

NORTHWEST TEXAS HEALTHCARE SYSTEM, INC.

OAK PLAINS ACADEMY OF TENNESSEE, INC.

PARK HEALTHCARE COMPANY

PENNSYLVANIA CLINICAL SCHOOLS, INC.

PREMIER BEHAVIORAL SOLUTIONS, INC.

PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.

PSYCHIATRIC SOLUTIONS, INC.

PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.

RAMSAY YOUTH SERVICES OF GEORGIA, INC.

RIVER OAKS, INC.

RIVEREDGE HOSPITAL HOLDINGS, INC.

SOUTHEASTERN HOSPITAL CORPORATION

SPARKS FAMILY HOSPITAL, INC.

SPRINGFIELD HOSPITAL, INC.

STONINGTON BEHAVIORAL HEALTH, INC.

SUMMIT OAKS HOSPITAL, INC.

TEMECULA VALLEY HOSPITAL, INC.

TEMPLE BEHAVIORAL HEALTHCARE HOSPITAL, INC.

TEXAS HOSPITAL HOLDINGS, INC.

THE ARBOUR, INC.

TWO RIVERS PSYCHIATRIC HOSPITAL, INC.

UHS CHILDREN SERVICES, INC.

UHS HOLDING COMPANY, INC.

UHS OF CORNERSTONE, INC.

UHS OF CORNERSTONE HOLDINGS, INC.

UHS OF D.C., INC.

UHS OF DENVER, INC.

UHS OF FAIRMOUNT, INC.

UHS OF FULLER, INC.

[Signature Page to 2024 Indenture]

UHS OF GEORGIA, INC.

UHS OF GEORGIA HOLDINGS, INC.

UHS OF HAMPTON, INC.

UHS OF HARTGROVE, INC

UHS OF MADERA, INC.

UHS OF PARKWOOD, INC.

UHS OF PENNSYLVANIA, INC.

UHS OF PROVO CANYON, INC.

UHS OF PUERTO RICO, INC.

UHS OF RIVER PARISHES, INC.

UHS OF SPRING MOUNTAIN, INC.

UHS OF TEXOMA, INC.

UHS OF TIMBERLAWN, INC.

UHS OF TIMPANOGOS, INC.

UHS OF WESTWOOD PEMBROKE, INC.

UHS OF WYOMING, INC.

UHS SAHARA, INC.

UHS-CORONA, INC.

UNITED HEALTHCARE OF HARDIN, INC.

UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.

UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.

VALLEY HOSPITAL MEDICAL CENTER, INC.

WINDMOOR HEALTHCARE INC.

WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.

WISCONSIN AVENUE PSYCHIATRIC CENTER, INC.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

AIKEN REGIONAL MEDICAL CENTERS, LLC

LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC

PALM POINT BEHAVIORAL HEALTH, LLC

TENNESSEE CLINICAL SCHOOLS, LLC

THE BRIDGEWAY, LLC

TURNING POINT CARE CENTER, LLC

UHS OF BENTON, LLC

UHS OF BOWLING GREEN, LLC

UHS OF GREENVILLE, LLC

UHS OF LAKESIDE, LLC

UHS OF PHOENIX, LLC

UHS OF RIDGE, LLC

UHS OF ROCKFORD, LLC

UHS OF TUCSON, LLC

UHS SUB III, LLC

UHSD, LLC

WELLINGTON REGIONAL MEDICAL CENTER, LLC

By: Universal Health Services, Inc.

Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Executive Vice President, Secretary and
Chief Financial Officer

[Signature Page to 2024 Indenture]

FORT DUNCAN MEDICAL CENTER, L.P.

By: Fort Duncan Medical Center, Inc.
Its general partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

FRONTLINE HOSPITAL, LLC
FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC

By: Frontline Behavioral Health, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

KEYS GROUP HOLDINGS LLC

By: UHS Children Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

KEYSTONE/CCS PARTNERS LLC

By: Children’s Comprehensive Services, Inc.
Its Minority Member

By: KEYS Group Holdings LLC
Its Managing Member and sole member of the minority member

By: UHS Children Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

KEYSTONE CONTINUUM, LLC
KEYSTONE NPS LLC
KEYSTONE RICHLAND CENTER, LLC

By: Keystone/CCS Partners LLC
Its sole member

By: Children’s Comprehensive Services, Inc.
Its minority member

By: KEYS Group Holdings LLC
Its managing member and sole member of the minority member

By: UHS Children Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

KEYSTONE EDUCATION AND YOUTH SERVICES, LLC

By: KEYS Group Holdings LLC
Its sole member

By: UHS Children Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

KEYSTONE MARION, LLC
KEYSTONE MEMPHIS, LLC
KEYSTONE NEWPORT NEWS, LLC
KEYSTONE WSNC, L.L.C.

By: Keystone Education and Youth Services, LLC
Its sole member

By: KEYS Group Holdings LLC
Its sole member

By: UHS Children Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

MANATEE MEMORIAL HOSPITAL, L.P.

By: Wellington Regional Medical Center, LLC
Its general partner

By: Universal Health Services, Inc.,
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Executive Vice President, Secretary and
Chief Financial Officer

[Signature Page to 2024 Indenture]

MCALLEN HOSPITALS, L.P.

By: McAllen Medical Center, Inc.
Its general partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

PENDLETON METHODIST HOSPITAL, L.L.C.

By: UHS of River Parishes, Inc.
Its managing member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

GULPH MILLS ASSOCIATES, LLC
TBD ACQUISITION II, LLC
UHS KENTUCKY HOLDINGS, L.L.C.
UHS OF LANCASTER, LLC
UHS OF NEW ORLEANS, LLC
UHS OF OKLAHOMA, LLC
UHSL, L.L.C.

By: UHS of Delaware, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to 2024 Indenture]

UHS OF ANCHOR, L.P.
UHS OF LAUREL HEIGHTS, L.P.
UHS OF PEACHFORD, L.P.

By: UHS of Georgia, Inc.
Its general partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

UHS OF CENTENNIAL PEAKS, L.L.C.

By: UHS of Denver, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

UHS OF DOVER, L.L.C.

By: UHS of Rockford, LLC
Its sole member

By: Universal Health Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Executive Vice President, Secretary and
Chief Financial Officer

[Signature Page to 2024 Indenture]

UHS OF DOYLESTOWN, L.L.C.

By: UHS of Pennsylvania, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

UHS OF SALT LAKE CITY, L.L.C.

By: UHS of Provo Canyon, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

UHS OF SAVANNAH, L.L.C.

By: UHS of Georgia Holdings, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

UHS OF SPRINGWOODS, L.L.C.
UHS OKLAHOMA CITY LLC

By: UHS of New Orleans, LLC
Its sole member

By: UHS of Delaware, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to 2024 Indenture]

UHS OF SUMMITRIDGE, LLC

By: UHS of Peachford, L.P.
Its sole member

By: UHS of Georgia, Inc.
Its general partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

PSYCHIATRIC SOLUTIONS HOSPITALS, LLC

By: Psychiatric Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

DIAMOND GROVE CENTER, LLC
KMI ACQUISITION, LLC
LIBERTY POINT BEHAVIORAL HEALTHCARE, LLC
PSJ ACQUISITION, LLC
SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC
SUNSTONE BEHAVIORAL HEALTH, LLC
TBD ACQUISITION, LLC

By: Psychiatric Solutions Hospitals, LLC
Its Sole Member

By: Psychiatric Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

ATLANTIC SHORES HOSPITAL, L.L.C.
EMERALD COAST BEHAVIORAL HOSPITAL, LLC
OCALA BEHAVIORAL HEALTH, LLC
PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC
RAMSAY MANAGED CARE, LLC
SAMSON PROPERTIES, LLC
TBJ BEHAVIORAL CENTER, LLC
THREE RIVERS HEALTHCARE GROUP, LLC
WEKIVA SPRINGS CENTER, LLC
ZEUS ENDEAVORS, LLC

By: Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.

By: Palmetto Behavioral Health Holdings, LLC
Its Sole Member

By: Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.

By: Palmetto Behavioral Health System, L.L.C.
Its Sole Member

By: Palmetto Behavioral Health Holdings, LLC
Its Sole Member

By: Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

SP BEHAVIORAL, LLC
UNIVERSITY BEHAVIORAL, LLC

By: Ramsay Managed Care, LLC
Its Sole Member

By: Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

THREE RIVERS BEHAVIORAL HEALTH, LLC

By: Three Rivers Healthcare Group, LLC
Its Sole Member

By: Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

THE NATIONAL DEAF ACADEMY, LLC

By: Zeus Endeavors, LLC
Its Sole Member

By: Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

WILLOW SPRINGS, LLC

By: BHC Health Services of Nevada, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

BHC PINNACLE POINTE HOSPITAL, LLC
BHC PROPERTIES, LLC
COLUMBUS HOSPITAL PARTNERS, LLC
HOLLY HILL HOSPITAL, LLC
LEBANON HOSPITAL PARTNERS, LLC
NORTHERN INDIANA PARTNERS, LLC
ROLLING HILLS HOSPITAL, LLC
VALLE VISTA HOSPITAL PARTNERS, LLC

By: Behavioral Healthcare LLC
Its Sole Member

By: BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

BHC MESILLA VALLEY HOSPITAL, LLC
BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC
CUMBERLAND HOSPITAL PARTNERS, LLC

By: BHC Properties, LLC
Its Sole Member

By: Behavioral Healthcare LLC
Its Sole Member

By: BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

CUMBERLAND HOSPITAL, LLC

By: Cumberland Hospital Partners, LLC
Its Managing Member

By: BHC Properties, LLC
Its Minority Member and Sole Member of the Managing Member

By: Behavioral Healthcare LLC
Its Sole Member

By: BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

VALLE VISTA, LLC

By: BHC of Indiana, General Partnership
Its Sole Member

By: Columbus Hospital Partners, LLC
Its General Partner

By: Lebanon Hospital Partners, LLC
Its General Partner

By: Northern Indiana Partners, LLC
Its General Partner

By: Valle Vista Hospital Partners, LLC
Its General Partner

By: Behavioral Healthcare LLC
The Sole Member of each of the above General Partners

By: BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC

By: Wellstone Holdings, Inc.
Its Minority Member

By: Behavioral Healthcare LLC
Its Managing Member and Sole Member of the Minority Member

By: BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

BEHAVIORAL HEALTHCARE LLC

By: BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

HORIZON HEALTH HOSPITAL SERVICES, LLC
HORIZON MENTAL HEALTH MANAGEMENT, LLC

By: Horizon Health Corporation
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

HHC PENNSYLVANIA, LLC
HHC POPLAR SPRINGS, LLC
KINGWOOD PINES HOSPITAL, LLC
SCHICK SHADEL OF FLORIDA, LLC
TOLEDO HOLDING CO., LLC

By: Horizon Health Hospital Services, LLC
Its Sole Member

By: Horizon Health Corporation
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

HICKORY TRAIL HOSPITAL, L.P.
MILLWOOD HOSPITAL, L.P.
NEURO INSTITUTE OF AUSTIN, L.P.
TEXAS CYPRESS CREEK HOSPITAL, L.P.
TEXAS LAUREL RIDGE HOSPITAL, L.P.
TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P.
TEXAS SAN MARCOS TREATMENT CENTER, L.P.
TEXAS WEST OAKS HOSPITAL, L.P.

By: Texas Hospital Holdings, LLC
Its General Partner

By: Psychiatric Solutions Hospitals, LLC
Its Sole Member

By: Psychiatric Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

SHC-KPH, LP

By: HHC Kingwood Investment, LLC
Its General Partner

By: Horizon Health Hospital Services, LLC
Sole member of the General Partner

By: Horizon Health Corporation
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

H.C. PARTNERSHIP

By: H.C. Corporation
Its General Partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

By: HSA Hill Crest Corporation
Its General Partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

BHC OF INDIANA, GENERAL PARTNERSHIP

By: Columbus Hospital Partners, LLC
Its General Partner

By: Lebanon Hospital Partners, LLC
Its General Partner

By: Northern Indiana Partners, LLC
Its General Partner

By: Valle Vista Hospital Partners, LLC
Its General Partner

By: BHC Healthcare, LLC
The Sole Member of each of the above General Partners

By: BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

INDEPENDENCE PHYSICIAN MANAGEMENT, LLC

By: UHS of Fairmount, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

BEHAVIORAL HEALTH MANAGEMENT, LLC
BEHAVIORAL HEALTH REALTY, LLC
CAT REALTY, LLC
CAT SEATTLE, LLC
MAYHILL BEHAVIORAL HEALTH, LLC
PSYCHIATRIC REALTY, LLC
RR RECOVERY, LLC
SALT LAKE BEHAVIORAL HEALTH, LLC
SALT LAKE PSYCHIATRIC REALTY, LLC
UBH OF OREGON, LLC
UBH OF PHOENIX, LLC
UBH OF PHOENIX REALTY, LLC
UNIVERSITY BEHAVIORAL HEALTH OF EL PASO, LLC

By: Ascend Health Corporation
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

GARFIELD PARK HOSPITAL, LLC

By: UHS of Hartgrove, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

ABS LINCS KY, LLC
HUGHES CENTER, LLC

By: Alternative Behavioral Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

VALLEY HEALTH SYSTEM LLC

By: Valley Hospital Medical Center, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

UHP LP

By: Island 77 LLC
Its general partner

By: Ascend Health Corporation
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

BEACH 77 LP

By: 2026 W. University Properties, LLC
Its general partner

By: Ascend Health Corporation
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

CORAL SHORES BEHAVIORAL HEALTH, LLC

By: Children’s Comprehensive Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

DVH HOSPITAL ALLIANCE LLC

By: UHS Holding Company, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

DHP 2131 K ST, LLC

By: District Hospital Partners, L.P.
Its sole member

By: UHS of D.C., Inc.
Its general partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

[Signature Page to 2024 Indenture]

UHS FUNDING, LLC

By: UHS of Delaware, Inc.
Its majority member

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

[Signature Page to 2024 Indenture]

MILWAUKEE BEHAVIORAL HEALTH, LLC

By: UHS Funding, LLC
Its majority member

	By:	UHS of Delaware, Inc.
Its majority member

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

[Signature Page to 2024 Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory P. Guim
Name: Gregory P. Guim
Title: Vice President

[Signature Page to 2024 Indenture]

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Maurice Dattas
Name: Maurice Dattas
Title: Vice President

[Signature Page to 2024 Indenture]

SCHEDULE 1

Guarantors

ABS LINCS KY, LLC

ABS LINCS SC, Inc.

Aiken Regional Medical Centers, LLC

Alliance Health Center, Inc.

Alternative Behavioral Services, Inc.

Ascend Health Corporation

Atlantic Shores Hospital, LLC

AZ Holding 4, LLC

Beach 77 LP

Behavioral Health Management, LLC

Behavioral Health Realty, LLC

Behavioral Healthcare LLC

Benchmark Behavioral Health System, Inc.

BHC Alhambra Hospital, Inc.

BHC Belmont Pines Hospital, Inc.

BHC Fairfax Hospital, Inc.

BHC Fox Run Hospital, Inc.

BHC Fremont Hospital, Inc.

BHC Health Services of Nevada, Inc.

BHC Heritage Oaks Hospital, Inc.

BHC Holdings, Inc.

BHC Intermountain Hospital, Inc.

BHC Mesilla Valley Hospital, LLC

BHC Montevista Hospital, Inc.

BHC Northwest Psychiatric Hospital, LLC

BHC of Indiana, General Partnership

BHC Pinnacle Pointe Hospital, LLC

BHC Properties, LLC

BHC Sierra Vista Hospital, Inc.

BHC Streamwood Hospital, Inc.

Bloomington Meadows, General Partnership

Brentwood Acquisition—Shreveport, Inc.

Brentwood Acquisition, Inc.

Brynn Marr Hospital, Inc.

Calvary Center, Inc.

Canyon Ridge Hospital, Inc.

CAT Realty, LLC

CAT Seattle, LLC

CCS/Lansing, Inc.

Cedar Springs Hospital, Inc.

Children’s Comprehensive Services, Inc.

Columbus Hospital Partners, LLC

Coral Shores Behavioral Health, LLC

Cumberland Hospital Partners, LLC

Cumberland Hospital, LLC

Del Amo Hospital, Inc.

DHP 2131 K St, LLC

Diamond Grove Center, LLC

District Hospital Partners, L.P.

DVH Hospital Alliance LLC

Emerald Coast Behavioral Hospital, LLC

Fannin Management Services, LLC

First Hospital Corporation of Virginia Beach

Forest View Psychiatric Hospital, Inc.

Fort Duncan Medical Center, L.P.

Fort Lauderdale Hospital, Inc.

FRN, INC.

Frontline Behavioral Health, Inc.

Frontline Hospital, LLC

Frontline Residential Treatment Center, LLC

Garfield Park Hospital, LLC

Great Plains Hospital, Inc.

Gulf Coast Treatment Center, Inc.

Gulph Mills Associates, LLC

H. C. Corporation

H.C. Partnership

Harbor Point Behavioral Health Center, Inc.

Havenwyck Hospital Inc.

HHC Augusta, Inc.

HHC Delaware, Inc.

HHC Indiana, Inc.

HHC Ohio, Inc.

HHC Pennsylvania, LLC

HHC Poplar Springs, LLC

HHC River Park, Inc.

HHC South Carolina, Inc.

HHC St. Simons, Inc.

Hickory Trail Hospital, L.P.

Holly Hill Hospital, LLC

Horizon Health Austin, Inc.

Horizon Health Corporation

Horizon Health Hospital Services, LLC

Horizon Mental Health Management, LLC

HSA Hill Crest Corporation

Hughes Center, LLC

Independence Physician Management, LLC

KEYS Group Holdings LLC

Keystone Continuum, LLC

Keystone Education and Youth Services, LLC

Keystone Marion, LLC

Keystone Memphis, LLC

Keystone Newport News, LLC

Keystone NPS LLC

Keystone Richland Center LLC

Keystone WSNC, L.L.C.

Keystone/CCS Partners LLC

Kids Behavioral Health of Utah, Inc.

Kingwood Pines Hospital, LLC

KMI Acquisition, LLC

La Amistad Residential Treatment Center, LLC

Lancaster Hospital Corporation

Laurel Oaks Behavioral Health Center, Inc.

Lebanon Hospital Partners, LLC

Liberty Point Behavioral Healthcare, LLC

Manatee Memorial Hospital, L.P.

Mayhill Behavioral Health, LLC

McAllen Hospitals, L.P.

McAllen Medical Center, Inc.

Meridell Achievement Center, Inc.

Merion Building Management, Inc.

Michigan Psychiatric Services, Inc.

Millwood Hospital, L.P.

Milwaukee Behavioral Health, LLC

Neuro Institute of Austin, L.P.

North Spring Behavioral Healthcare, Inc.

Northern Indiana Partners, LLC

Northwest Texas Healthcare System, Inc.

Oak Plains Academy of Tennessee, Inc.

Ocala Behavioral Health, LLC

Palm Point Behavioral Health, LLC

Palmetto Behavioral Health Holdings, LLC

Palmetto Behavioral Health System, L.L.C.

Palmetto Lowcountry Behavioral Health, L.L.C.

Park Healthcare Company

Pasteur Healthcare Properties, LLC

Pendleton Methodist Hospital, L.L.C.

Pennsylvania Clinical Schools, Inc.

Premier Behavioral Solutions of Florida, Inc.

Premier Behavioral Solutions, Inc.

PSJ Acquisition, LLC

Psychiatric Realty, LLC

Psychiatric Solutions Hospitals, LLC

Psychiatric Solutions of Virginia, Inc.

Psychiatric Solutions, Inc.

Ramsay Managed Care, LLC

Ramsay Youth Services of Georgia, Inc.

Ridge Outpatient Counseling, L.L.C.

River Oaks, Inc.

Riveredge Hospital Holdings, Inc.

Riverside Medical Clinic Patient Services, L.L.C.

Rolling Hills Hospital, LLC

RR Recovery, LLC

Salt Lake Behavioral Health, LLC

Salt Lake Psychiatric Realty, LLC

Samson Properties, LLC

Schick Shadel of Florida, LLC

Shadow Mountain Behavioral Health System, LLC

SHC-KPH, LP

Southeastern Hospital Corporation

SP Behavioral, LLC

Sparks Family Hospital, Inc.

Springfield Hospital, Inc.

Stonington Behavioral Health, Inc.

Summit Oaks Hospital, Inc.

Sunstone Behavioral Health, LLC

TBD Acquisition II, LLC

TBD Acquisition, LLC

TBJ Behavioral Center, LLC

Temecula Valley Hospital, Inc.

Temple Behavioral Healthcare Hospital, Inc.

Tennessee Clinical Schools, LLC

Texas Cypress Creek Hospital, L.P.

Texas Hospital Holdings, Inc.

Texas Laurel Ridge Hospital, L.P.

Texas Oaks Psychiatric Hospital, L.P.

Texas San Marcos Treatment Center, L.P.

Texas West Oaks Hospital, L.P.

The Arbour, Inc.

The Bridgeway, LLC

The National Deaf Academy, LLC

Three Rivers Behavioral Health, LLC

Three Rivers Healthcare Group, LLC

Toledo Holding Co., LLC

Turning Point Care Center, LLC

Two Rivers Psychiatric Hospital, Inc.

UBH of Oregon, LLC

UBH of Phoenix Realty, LLC

UBH of Phoenix, LLC

UHP LP

UHS Capitol Acquisition, LLC

UHS Children Services, Inc.

UHS Funding, LLC

UHS Holding Company, Inc.

UHS Kentucky Holdings, L.L.C.

UHS Midwest Behavioral Health, LLC

UHS of Anchor, L.P.

UHS of Benton, LLC

UHS of Bowling Green, LLC

UHS of Centennial Peaks, L.L.C.

UHS of Cornerstone Holdings, Inc.

UHS of Cornerstone, Inc.

UHS of D.C., Inc.

UHS of Delaware, Inc.

UHS of Denver, Inc.

UHS of Dover, L.L.C.

UHS of Doylestown, L.L.C.

UHS of Fairmount, Inc.

UHS of Fuller, Inc.

UHS of Georgia Holdings, Inc.

UHS of Georgia, Inc.

UHS of Greenville, LLC

UHS of Hampton, Inc

UHS of Hartgrove, Inc.

UHS of Lakeside, LLC

UHS of Lancaster, LLC

UHS of Laurel Heights, L.P.

UHS of Madera, Inc.

UHS of New Orleans, LLC

UHS of Oklahoma, LLC

UHS of Parkwood, Inc.

UHS of Peachford, L.P.

UHS of Pennsylvania, Inc.

UHS of Phoenix, LLC

UHS of Provo Canyon, Inc.

UHS of Puerto Rico, Inc.

UHS of Ridge, LLC

UHS of River Parishes, Inc.

UHS of Rockford, LLC

UHS of Salt Lake City, L.L.C.

UHS of Savannah, L.L.C.

UHS of Spring Mountain, Inc.

UHS of Springwoods, L.L.C.

UHS of Summitridge, L.L.C.

UHS of Texoma, Inc.

UHS of Timberlawn, Inc.

UHS of Timpanogos, Inc.

UHS of Tucson, LLC

UHS of Westwood Pembroke, Inc.

UHS of Wyoming, Inc.

UHS Oklahoma City LLC

UHS Sahara, Inc.

UHS Sub III, LLC

UHS-Corona, Inc.

UHSD, L.L.C.

UHSL, L.L.C.

United Healthcare of Hardin, Inc.

Universal Health Services of Palmdale, Inc.

Universal Health Services of Rancho Springs, Inc.

University Behavioral Health of El Paso, LLC

University Behavioral, LLC

Valle Vista Hospital Partners, LLC

Valle Vista, LLC

Valley Health System LLC

Valley Hospital Medical Center, Inc.

Wekiva Springs Center, LLC

Wellington Regional Medical Center, LLC

Wellstone Regional Hospital Acquisition, LLC

Willow Springs, LLC

Windmoor Healthcare Inc.

Windmoor Healthcare of Pinellas Park, Inc.

Wisconsin Avenue Psychiatric Center, Inc.

Zeus Endeavors, LLC

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among [__________________] (the “Guaranteeing Subsidiary”), a subsidiary of Universal Health Services, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture, dated as of September 26, 2024 (the “Base Indenture”), as supplemented by the [__________] Supplemental Indenture, dated as of [__________] [__], 20[__] (as so supplemented, the “Indenture”), providing for the issuance of [__________] ([collectively, ]the “Notes”);

WHEREAS, the Issuer, the Guarantors and the Guaranteeing Subsidiary have authorized the execution and delivery of this Supplemental Indenture and all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors and the Guaranteeing Subsidiary have been done.

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 of the Base Indenture. As of the date hereof, the Guaranteeing Subsidiary will be a [Secured][Unsecured] Guarantor.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

A-1

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNIVERSAL HEALTH SERVICES, INC., as Issuer

Name:
Title:

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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